UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

ARTIVION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting and Proxy Statement
2024 Annual Meeting of Stockholders May 14, 2024

ARTIVION, INC. | 2024 Proxy Statement

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

April 1, 2024

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of Artivion, Inc. on May 14, 2024 at 9:00 a.m., ET. Given our successful use of the virtual-only format at our last four annual meetings, we have again adopted a virtual-only format for our Annual Meeting this year. The Annual Meeting will be accessible at the following website address: https://web.lumiconnect.com/295739807. After this year’s Annual Meeting, we intend to again evaluate the best method for holding our annual stockholder meetings going forward.

Please review this Notice of Annual Meeting and Proxy Statement, which describes the formal business to be transacted and procedures for voting on matters to be considered during the Annual Meeting.

YOUR VOTE IS IMPORTANT. Regardless of whether you plan to attend the virtual Annual Meeting, we request that you please take a few minutes and follow the instructions provided on the Notice or Proxy Card that you received by mail, and further described herein, to review the Proxy Statement and vote your shares via internet, telephone, or mail. You may, of course, choose to attend the Annual Meeting virtually and vote your shares online during the meeting. If you wish to participate in the meeting, you will need your control number to join.

However you choose to participate, we encourage you to review this Proxy Statement and vote your shares.

Sincerely,

J. PATRICK MACKIN
Chairman, President, and Chief Executive Officer

ARTIVION, INC. | 2024 Proxy Statement

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ARTIVION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ARTIVION, INC. (the “Annual Meeting”) will be held on May 14, 2024 at 9:00 a.m., ET. As in the last four years, the Annual Meeting will be held as a virtual-only meeting. The Annual Meeting will be accessible at the following website address: https://web.lumiconnect.com/295739807, for the following purposes:

1.To elect as directors the nine nominees named in the attached Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified or until their earlier death, resignation, or removal.

2.To approve, by non-binding vote, the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

3.To ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

4.To approve the amendment and restatement of Artivion’s Certificate of Incorporation to allow for officer exculpation as provided for under Delaware law.

5.To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Only record holders of Artivion’s common stock at the close of business on March 18, 2024 will be eligible to vote during the Annual Meeting. Artivion would like for you to attend the Annual Meeting. However, if there is any chance you may not be able to attend the Annual Meeting, please follow the instructions on the Notice or Proxy Card you received by mail to vote via internet, telephone, or mail.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 14, 2024. Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials, including the Annual Meeting notice, Proxy Statement, and our 2023 Annual Report to Stockholders, both via internet at http://www.astproxyportal.com/ast/01609 and by providing the means whereby you can request a paper copy of proxy materials to be sent via U.S. mail.

By Order of the Board of Directors:

JEAN F. HOLLOWAY
General Counsel and Corporate Secretary

Date: April 1, 2024

An electronic copy of Artivion’s 2023 Annual Report to Stockholders, which includes Artivion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and which contains financial statements, is available via the proxy information website provided on your proxy Notice or Proxy Card.

ARTIVION, INC. | 2024 Proxy Statement

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING DURING THE ANNUAL MEETING	3
PROPOSAL ONE – ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	13
PROCEDURES FOR STOCKHOLDERS WHO WISH TO SUBMIT RECOMMENDATIONS TO THE BOARD OF DIRECTORS	18
ARTIVION’S CODE OF CONDUCT	18
CORPORATE RESPONSIBILITY	19
POLICIES AND PROCEDURES FOR REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	20
COMMUNICATION WITH THE BOARD OF DIRECTORS AND ITS COMMITTEES	20
AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS	20
DIRECTOR COMPENSATION	21
REPORT OF THE AUDIT COMMITTEE	23
PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION	25
COMPENSATION DISCUSSION AND ANALYSIS	26
REPORT OF THE COMPENSATION COMMITTEE	45
EXECUTIVE OFFICER COMPENSATION	46
CERTAIN BENEFICIAL OWNERSHIP	72
PROPOSAL THREE – RATIFICATION OF THE PRELIMINARY APPROVAL OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	74
PROPOSAL FOUR – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ARTIVION’S CERTIFICATE OF INCORPORATION TO ALLOW FOR OFFICER EXCULPATION AS PROVIDED FOR UNDER DELAWARE LAW	76
HOUSEHOLDING	77
TRANSACTION OF OTHER BUSINESS	77
WHERE YOU CAN FIND ADDITIONAL INFORMATION	77
APPENDIX A – NON-GAAP FINANCIAL MEASURE INFORMATION AND RECONCILIATION	A-1
APPENDIX B – PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARTIVION, INC.	B-1

ARTIVION, INC. | 2024 Proxy Statement	3

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to our stockholders as of the close of business on March 18, 2024, the record date, for the solicitation of proxies by the Board of Directors of Artivion, Inc. (“Artivion,” the “Company,” “we,” “our,” or “us”) for the Annual Meeting of Stockholders of Artivion (the “Annual Meeting”) to be held on May 14, 2024 at 9:00 a.m., ET. The Annual Meeting will only be held virtually at the following web address: https://web.lumiconnect.com/295739807. The voting of shares will not affect a stockholder’s right to attend the Annual Meeting. A signed paper proxy may be changed by sending in a timely, but later dated, signed paper proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely notice to Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Artivion is providing notice of the Annual Meeting and access to the Proxy Statement and Annual Report via the “Notice and Access” method.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING DURING THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you were a stockholder of record at the close of business on the record date of March 18, 2024. As a stockholder of record, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

At the close of business on the record date, we had a total of 41,709,778 shares of common stock outstanding, excluding a total of 1,486,803 shares of treasury stock held by Artivion, which are not entitled to vote. Each outstanding share of common stock will be entitled to one vote, non-cumulative, at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed Proxy Card in the enclosed envelope.

Who is entitled to attend and vote during the Annual Meeting?

Only holders of record of shares of our common stock at the close of business on March 18, 2024 are entitled to notice of, to attend, and to vote during the Annual Meeting and to notice of any adjournments or postponements of such Annual Meeting.

ARTIVION, INC. | 2024 Proxy Statement	4

How many shares must be present or represented to conduct business during the Annual Meeting (that is, what constitutes a quorum)?

Presence during the Annual Meeting, by attendance at the virtual meeting, or by representation at the virtual meeting by proxy, of at least a majority of the shares outstanding and entitled to vote during the Annual Meeting, will constitute a quorum for the transaction of business. Shares represented during the Annual Meeting or by proxy are counted for quorum purposes, even if they are not voted on for one or more matters. Abstentions from voting and broker non-votes, as defined below, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. The Corporate Secretary or Assistant Secretary of Artivion, in consultation with the inspector of election, who will be an agent of Equiniti Trust Company, LLC, shall determine the eligibility of persons present during the Annual Meeting to vote and whether the name signed on each Proxy Card corresponds to the name of a stockholder of Artivion. The Corporate Secretary or Assistant Secretary, based on such consultation, shall also determine whether or not a quorum exists during the Annual Meeting.

What items of business will be voted on during the Annual Meeting?

The items of business to be voted on during the Annual Meeting are as follows:

1.To elect as directors the nine nominees named in the enclosed Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are duly qualified or until their earlier death, resignation, or removal.

2.To approve, by non-binding vote, the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

3.To ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.

4.To approve the amendment and restatement of Artivion’s Certificate of Incorporation to allow for officer exculpation as provided for under Delaware law.

5.To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

What happens if additional matters are presented during the Annual Meeting?

Other than the matters set forth in items 1-4 above, management is not aware of any matters that may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the person(s) named as proxyholder(s) on your Notice or Proxy Card will have discretionary authority to vote the shares represented by the effective proxies as they deem advisable.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•FOR the election of each of the director nominees identified in this Proxy Statement;

•FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•FOR the ratification of the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; and

•FOR the approval of the amendment and restatement of Artivion’s Certificate of Incorporation to allow for officer exculpation as provided for under Delaware law.

What shares can I vote during the Annual Meeting?

You may vote shares that you owned as of March 18, 2024, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

ARTIVION, INC. | 2024 Proxy Statement	5

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common stock held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote your shares during the Annual Meeting or direct the proxyholder how to vote your shares on your behalf at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee, or nominee to vote your shares as you instruct. The broker, trustee, or other nominee may either vote during the Annual Meeting or grant a proxy and direct the proxyholder to vote your shares during the Annual Meeting as you have instructed. If you hold shares through a broker, trustee, or nominee, you may also vote your shares during the Annual Meeting, but only after you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares in advance of the Annual Meeting, giving you the right to vote your shares during the Annual Meeting.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, trustee, or other nominee, the ratification of the preliminary appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 3) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors (Proposal 1), the advisory vote on the compensation of our Named Executive Officers (Proposal 2), and the proposal to amend our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (Proposal 4) are not “routine” proposals; therefore, your broker will be unable to vote your shares on these proposals if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.”

ARTIVION, INC. | 2024 Proxy Statement	6

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may vote in advance of the Annual Meeting by:

Voting by Mail. You may vote by filling out and returning your Proxy Card (if you are a stockholder of record) or by filling out and returning to your broker, trustee, or other nominee your voting instruction card (if you are a beneficial owner).

Voting by Internet. If you are a stockholder of record, you may vote in advance of the Annual Meeting by following the instructions provided on your Proxy Card. Most brokers, trustees, and similar nominees also provide beneficial owners with the option to vote by internet, although practices may vary. If you are a beneficial owner, you must follow the instructions provided to you by your broker, trustee, or other nominee on your voting instruction card.

Voting by Telephone. If you are a stockholder of record, you may vote in advance of the Annual Meeting by telephone by following the instructions provided on your Proxy Card. Most brokers, trustees, and similar nominees also provide beneficial owners with the option to vote by telephone, although practices may vary. If you are a beneficial owner, you must follow the instructions provided to you by your broker, trustee, or other nominee on your voting instruction card.

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you provide specific instructions with regard to items of business to be voted on during the Annual Meeting, your shares will be voted as you instruct on those items. Proxies properly submitted to us that are signed but do not contain voting instructions and are not revoked prior to the Annual Meeting will be voted FOR the election of each of the director nominees identified in this Proxy Statement, FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, FOR the ratification of the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024, and FOR the approval of the amendment and restatement of Artivion’s Certificate of Incorporation to allow for officer exculpation as provided for under Delaware law.

How can I vote my shares during the virtual Annual Meeting?

Shares held in your name as the stockholder of record may be voted during the Annual Meeting. You will need your control number and the meeting password, artivion2024, to vote your shares at the Annual Meeting.

You may vote shares held beneficially in street name during the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee, or nominee holding your shares that gives you the right to vote the shares during the Annual Meeting. After obtaining a valid legal proxy reflecting the number of shares of the Company that you held as of the record date of March 18, 2024, you may then register to attend the Annual Meeting by submitting proof of your legal proxy reflecting the number of your shares, along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number (718) 765-8730. Written requests can be mailed to: Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, New Jersey 07660. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., ET, on May 9, 2024. Upon completion of registration, meeting access information will be issued to beneficial stockholders by Equiniti Trust Company, LLC.

Online access to the meeting will begin at 8:00 a.m., ET, and stockholders are encouraged to log in to the meeting early. The Annual Meeting will begin promptly at 9:00 a.m., ET. Even if you plan to attend the Annual Meeting, we recommend that you also vote via internet or telephone in advance to ensure that your vote will be counted if you later decide not to attend the Annual Meeting.

ARTIVION, INC. | 2024 Proxy Statement	7

Can I change my vote or revoke my proxy?

If you are the stockholder of record, and you have submitted a vote via the internet, telephone, or by mail, you may revoke your vote by submitting a timely later-dated vote via the same process you used to cast your original vote. Note, internet voting through www.voteproxy.com and telephone voting is available only until 11:59 p.m., ET, the day before the Annual Meeting. You may also revoke your vote by providing written notice of revocation to our General Counsel and Corporate Secretary, Jean F. Holloway, or by attending the virtual Annual Meeting and voting in person. Attendance during the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may revoke your vote by submitting a later-dated vote via the internet or by telephone (if those options are available to you), or you may revoke your vote by submitting a new voting instruction card to your broker, trustee, or nominee, or, if you have obtained a “legal proxy” from your broker, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting.

What do I need to attend the virtual Annual Meeting?

Attendance during the Annual Meeting will be limited to our stockholders as of March 18, 2024, the record date, their authorized proxy holders, and guests of Artivion.

Attending the virtual Annual Meeting as a stockholder of record.

You will need your control number and the meeting password, artivion2024, to attend the Annual Meeting.

Registering to attend the virtual Annual Meeting as a beneficial owner.

After obtaining a valid legal proxy from your broker, bank, or other agent, you may then register to attend the Annual Meeting by submitting proof of your legal proxy as described above in, “How can I vote my shares during the virtual Annual Meeting?”

Is my vote confidential?

Electronic votes, proxy cards, voting instructions, ballots, and voting tabulations that identify individual stockholders are not secret; however, all such materials will be handled in a manner intended to reasonably protect your voting privacy. Your vote will not be disclosed, except as required by law and except as required to our transfer agent to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding share of common stock entitles the holder thereof to one vote on each matter considered during the Annual Meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter submitted to a vote of the stockholders pursuant to this Proxy Statement.

Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are nine directorships to be filled, this means that the nine individuals receiving the most “For” votes will be elected. Shares voted “Withhold,” abstentions, and broker non-votes will therefore not be relevant to the outcome. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

The advisory votes cast “For” the approval of the compensation paid to Artivion’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, must constitute a majority of shares present, either in person or by proxy, and entitled to vote on this proposal in order for it to be approved. Accordingly, abstentions will have the same effect as an “Against” vote.

ARTIVION, INC. | 2024 Proxy Statement	8

The votes cast “For” ratification of the preliminary approval of the appointment of Ernst & Young LLP as Artivion’s independent registered accounting firm must constitute a majority of shares present, either in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as an “Against” vote.

The votes cast “For” the approval of the amendment and restatement of Artivion’s Certificate of Incorporation to allow for officer exculpation as provided for under Delaware law must constitute a majority of the outstanding shares of our common stock entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as an “Against” vote.

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this Proxy Statement.
What happens if the Annual Meeting is adjourned?

Assuming the presence of a quorum, if our Annual Meeting is adjourned to another time and place, no additional notice of the adjourned meeting will be given if the time and place of the adjourned meeting is announced during the Annual Meeting, unless the adjournment is for more than 120 days, in which case a new record date must be fixed and notice of the adjourned meeting distributed. At the adjourned meeting, we may transact any items of business that might have been transacted during the Annual Meeting.

Who should I contact if I experience technical difficulties accessing the virtual Annual Meeting?

Equiniti Trust Company, LLC will provide technical support for all stockholders attending the Annual Meeting. Stockholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance. We encourage you to access the Annual Meeting starting one hour prior to the start time, leaving ample time for the check-in process.

What else should I know about the virtual process for the Annual Meeting?

Stockholders of record, or those who have received a “legal proxy,” will be able to submit questions related to the business of the meeting while attending the Annual Meeting, from the time the meeting is first called to order through the end of the question-and-answer period, and will be alerted prior to the end of the question-and-answer period. A replay of the Annual Meeting and a list of stockholder questions and Company answers will be available after the Annual Meeting concludes.

Who is soliciting my vote, and who will bear the costs of this solicitation?

The Proxy Statement is being solicited on behalf of our Board of Directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and delivery of this Proxy Statement, via electronic means or paper means upon stockholder request. In addition, our non-employee directors, executive officers, employees, and agents may also solicit proxies in person, by telephone, by electronic mail, or by other means of communication. We will not pay any additional compensation to our non-employee directors, executive officers, or other employees for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results during the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

ARTIVION, INC. | 2024 Proxy Statement	9

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Appropriate stockholder proposals intended to be presented at Artivion’s 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by Artivion by December 2, 2024 for inclusion in its Proxy Statement and form of proxy for such meeting. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission (the “SEC”). Proposals of stockholders intended to be presented during the 2025 Annual Meeting of Stockholders without inclusion of such proposals in our Proxy Statement relating to such annual meeting must be received not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Therefore, for the 2025 Annual Meeting of Stockholders, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations for individuals to serve as non-employee directors, must be received by Artivion no later than February 13, 2025, but no earlier than January 14, 2025, to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals that may come before the 2025 Annual Meeting of Stockholders. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this Proxy Statement relates, Artivion shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

In addition to the foregoing, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 13, 2025.

PROPOSAL ONE – ELECTION OF DIRECTORS

Artivion directors elected during the Annual Meeting on May 14, 2024 will hold office until the next annual meeting, until their successors are duly qualified, or until their earlier death, resignation, or removal.

Director Nominees

Each of the nominees currently serves as a director of Artivion. Should any nominee for the office of director become unable to accept nomination or election, the persons appointed on the Proxy Card intend, unless otherwise specifically instructed in the Proxy Statement, to vote for the election of such other nominee, if any, as the Board of Directors may recommend.

The following table sets forth the name and age of each nominee, the period during which each such person has served as a director of Artivion, the number of shares of Artivion’s common stock beneficially owned, directly or indirectly, by such person, and the percentage of outstanding shares of Artivion’s common stock such ownership represented at the close of business on March 18, 2024, according to information maintained by Artivion. None of the shares of stock noted below are subject to a pledge or similar arrangement. Except for J. Patrick Mackin, our President, Chief Executive Officer, and Chairman of the Board of Directors, none of the nominees holds any other position or office with Artivion.

Name of Nominee	Director Since	Age	Shares of Artivion Stock Beneficially Owned(1) (#)	Percentage of Outstanding Shares of Artivion Stock(4) (%)
Thomas F. Ackerman	2003	69	137,282(2)	*
Daniel J. Bevevino	2003	64	137,447(2)	*
Marna P. Borgstrom	2018	70	36,474(2)	*
James W. Bullock	2016	67	56,033(2)	*

ARTIVION, INC. | 2024 Proxy Statement	10

Name of Nominee	Director Since	Age	Shares of Artivion Stock Beneficially Owned(1) (#)	Percentage of Outstanding Shares of Artivion Stock(4) (%)
Jeffrey H. Burbank	2017	61	41,182(2)	*
Elizabeth A. Hoff	2022	58	18,775(2)	*
J. Patrick Mackin	2014	57	1,161,294(3)	2.8
Jon W. Salveson	2012	59	117,226(2)	*
Anthony B. Semedo	2021	72	37,579(2)	*

*Ownership represents less than 1% of the outstanding shares of Artivion common stock.

(1)Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)Includes 9,709 shares of unvested restricted stock granted on June 6, 2023.

(3)Amount includes 495,115 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 253,582 shares of unvested restricted stock subject to forfeiture held by Mr. Mackin as of March 18, 2024. This amount does not include 39,859 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024 and that will not vest within 60 days thereafter.

(4)There were 41,709,778 outstanding shares of Artivion common stock as of March 18, 2024, the record date.

2024 Director Nominees

2024 Director Nominee Skills

CEO Experience	Financial and Investor Relations Expertise	Medical Device and Healthcare Expertise	Legal, Compliance, and Governance Experience

ESG Expertise	Regulatory, Quality, and Patient (Product) Safety Experience	Global Operations and Complex Organizations Experience	Regulatory and Healthcare Policy Experience

Public Company Board Experience	Strategic Planning Expertise	Technology and Cybersecurity Experience	Institutional Knowledge

Director Nominee Qualifications and Biographical Information

Thomas F. Ackerman has served as a director of Artivion since December 2003. Until February 2017, Mr. Ackerman served as a consultant to Charles River Laboratories International, Inc. (NYSE: CRL) (“Charles River Laboratories”). Charles River Laboratories is a leading global provider of solutions that accelerate the early-stage drug discovery and development process, with a focus on in vivo biology, including research models and services required to enable in vivo drug discovery and development. Until early 2016, Mr. Ackerman served as a Senior Financial Advisor of Charles River Laboratories, a position he held since August 2015. From 2005 to 2015, he served as Executive Vice President and Chief Financial Officer of Charles River Laboratories. From 1999 to 2005, he served as Senior Vice President and Chief Financial Officer of Charles River Laboratories. From 1996 to 1999, Mr. Ackerman served as Vice President and Chief Financial Officer of Charles River Laboratories, where he had been employed since 1988. Mr. Ackerman is a director of the University of Massachusetts Amherst Foundation and serves on the audit committee of Olin College of Engineering. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and became a Certified Public Accountant in 1979. Mr. Ackerman’s license is currently inactive.

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The Board of Directors has determined that Mr. Ackerman should serve as a director of Artivion because of his expertise in accounting and financial reporting, particularly in the biotechnology industry.

Daniel J. Bevevino has served as a director of Artivion since December 2003. From 1996 until March 2008, Mr. Bevevino served as the Vice President and Chief Financial Officer of Respironics, Inc. (“Respironics”), a company that developed, manufactured, and marketed medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. He was employed by Respironics beginning in 1988. In March 2008, Respironics was acquired by Royal Philips (NYSE: PHG) (“Philips”), whose businesses included a variety of medical solutions, including medical diagnostic imaging and patient monitoring systems, as well as businesses focused on energy efficient lighting and consumer products. From March 2008 to December 31, 2009, Mr. Bevevino was employed by Philips as Head of Post-Merger Integration – Respironics, as well as in various operating capacities, to help facilitate integration of the combined companies. He is currently an independent consultant providing interim chief financial officer services in the life sciences industry, and he currently serves as a director of one of the private companies for which he provides services. He began his career as a Certified Public Accountant with Ernst & Young LLP. Mr. Bevevino’s license is currently inactive. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an MBA from the University of Notre Dame.

The Board of Directors has determined that Mr. Bevevino should serve as a director of Artivion because of his expertise in accounting and financial reporting, particularly in the medical device industry.

Marna P. Borgstrom has served as a director of Artivion since June 2018. From 2005 until March 2022, Ms. Borgstrom served as President, Chief Executive Officer, and a board member of Yale New Haven Health System, an integrated health care delivery system with approximately $5.88 billion in annual revenue, 2,681 patient beds, and 29,486 employees. During her tenure with Yale New Haven Health System, Ms. Borgstrom was instrumental in the health system’s growth, which over the last decade included an increase in revenue of 126%, patient beds of 26%, and employees of 60%. Ms. Borgstrom also played a significant role in integrating Yale New Haven Health System into a cohesive operating entity, increasing efficiencies and significantly reducing costs. During the challenging pandemic, Ms. Borgstrom and her team evolved care pathways for COVID-19 patients, such that Yale New Haven Health System was able to keep patients and employees safe and report mortality rates of less than 50% of the national average, despite treating a larger number of, and more medically complex, COVID-19 cases. Additionally, Ms. Borgstrom currently serves on the board of Marion Parke, a privately held company based in Minneapolis, Minnesota. Ms. Borgstrom received her Bachelor of Arts from Stanford University and a Masters in Public Health from Yale University.

The Board of Directors has determined that Ms. Borgstrom should serve as a director of Artivion because of her extensive experience as a senior executive leading a large, complex organization in the healthcare sector, coupled with her knowledge of healthcare regulation and policy and her recognition within the healthcare industry.

James W. Bullock has served as a director of Artivion since October 2016. Mr. Bullock previously served as the President and Chief Executive Officer of Zyga Technology, Inc. (“Zyga Technology”), a privately-held medical device company focused on products that treat conditions of the lumbar spine, until January 2018, when RTI Surgical, Inc. (formerly NASDAQ: RTIX) acquired Zyga Technology. Prior to that, he served for six years as President and Chief Executive Officer of Atritech, Inc. (“Atritech”). Atritech was a privately held cardiovascular manufacturing company that was acquired by Boston Scientific Corporation (NYSE: BSX). Prior to that, he served for nine years as President and Chief Executive Officer and was a member of the board of directors of Endocardial Solutions, Inc. (NASDAQ: ECSI) (“Endocardial Solutions”), a cardiac-focused medical device company that was acquired by St. Jude Medical, which was itself acquired by Abbott Laboratories (NYSE: ABT). Mr. Bullock also served as President and Chief Executive Officer and was a member of the board of directors of Stuart Medical, Inc., and he began his career working in a variety of sales and marketing leadership positions at Baxter International, Inc. (NYSE: BAX) and American Hospital Supply Corporation. Currently, in addition to Artivion’s Board of Directors, Mr. Bullock also serves as Chairman of the board of directors of Stimdia, Inc., a privately held company that conducts research for the development of medical devices for use in the critical care treatment of ventilator induced diaphragmatic dysfunction. Mr. Bullock also serves as Chairman of the board of directors of Surgical Information Science, Inc. and as a director of Intershunt Technologies, Inc., both private health companies. Mr. Bullock received a Bachelor of Science in Public Administration from the University of Arizona.

The Board of Directors has determined that Mr. Bullock should serve as a director of Artivion because of his business acumen and substantial experience in the global medical device industry, particularly in the area of company growth.

Jeffrey H. Burbank has served as a director of Artivion since September 2017. From 2019 until March 2022, Mr. Burbank served as the Chief Technology Officer at Fresenius Medical Care North America, a division of Fresenius Medical Care AG & Co. (NYSE: FMS) (“Fresenius Medical Care”), the world’s largest provider of products and services for individuals

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with renal diseases. Prior to that, Mr. Burbank served as Chief Executive Officer and a member of the board of directors of NxStage Medical, Inc. (formerly NASDAQ: NXTM) (“NxStage Medical”), a leading medical technology company, positions he held since he founded NxStage Medical in 1998, until Fresenius Medical Care completed its acquisition of NxStage Medical in February 2019. Prior to founding NxStage Medical, Mr. Burbank was a co-founder of Vasca, Inc., a company that provided innovative implantable access devices, where he was the President and Chief Executive Officer, as well as Chairman of the board of directors. Mr. Burbank has over 30 years of senior leadership experience in the medical device industry, developing, marketing, and manufacturing products for end-stage renal disease patients. During his career he has been an inventor on over 50 U.S. patents for medical devices. Mr. Burbank received a Bachelor of Science in Industrial Engineering from Lehigh University.

The Board of Directors has determined that Mr. Burbank should serve as a director of Artivion because of his business acumen and substantial senior leadership experience in the global medical device industry.

Elizabeth A. Hoff has served as a director of Artivion since October 2022. Ms. Hoff is Chief Evangelist at Galen Data, Inc., a company that provides turn-key FDA and CE Mark compliant platform technology for medical device-to-cloud connectivity and data analysis, where she has served since April 2023. Ms. Hoff has 30 years of experience in the medical device and diagnostics industries and in the commercialization of transformational technologies. Ms. Hoff has served in various senior leadership roles related to, or in, the medical device field, including serving as the Executive Director of Business Development and Strategy at DM Clinical Research and as Chief Executive Officer or as an executive at several medical device start-up companies. Ms. Hoff also founded Hoff Professional Services where she offers consulting and executive coaching services to medical device leaders. Earlier in her career, she gained in-depth global experience in the aortic space, first at Guidant, leading Guidant’s endovascular expansion in Europe, and then as a Business Unit Leader at W. L. Gore, launching and leading the endovascular AAA and thoracic stent graft programs. She gained further senior executive experience at Medtronic as Vice President and General Manager, where she defined and drove a ten-fold expansion in Medtronic’s implantable cardiac diagnostic platform (now the LinQ product family). Ms. Hoff received her Bachelor of Arts in Managerial Studies and Psychology from Rice University.

The Board of Directors has determined that Ms. Hoff should serve as a director of Artivion because of her extensive senior leadership and business experience in the medical device industry across public and private companies, including in the aortic technology space.

J. Patrick Mackin was named President and Chief Executive Officer of Artivion in September 2014. He was appointed to the Artivion Board of Directors in October 2014, and he was appointed Chairman of the Board of Directors in April 2015. Mr. Mackin has more than 30 years of experience in the medical device industry. Prior to joining Artivion, Mr. Mackin served as President of Cardiac Rhythm Disease Management, the then-largest operating division of Medtronic plc (NYSE: MDT) (“Medtronic”), from August 2007 to August 2014. At Medtronic, he previously held the positions of Vice President, Vascular, Western Europe and Vice President and General Manager, Endovascular Business Unit. Prior to joining Medtronic in 2002, Mr. Mackin worked for six years at Genzyme, Inc. (“Genzyme”), serving as Senior Vice President and General Manager for the Cardiovascular Surgery Business Unit and as Director of Sales, Surgical Products Division. Before joining Genzyme, Mr. Mackin spent four years at Deknatel/Snowden-Pencer, Inc., in various roles, and three years as a First Lieutenant in the U.S. Army. Mr. Mackin served as a director of Opsens, Inc. (TSXV: OPS and OTCQX: OPSSF), a fiber optic sensors manufacturer, from 2016 until that company was sold in December 2023. Mr. Mackin served as a director of Wright Medical Group N.V. (NASDAQ: WMGI) (“Wright Medical”), a global medical device company focused on extremities and biologics, from July 2018 until November 2020, when Wright Medical was acquired by Stryker Corporation (NYSE: SYK). Mr. Mackin received an MBA from the Kellogg Graduate School of Management at Northwestern University and is a graduate of the U.S. Military Academy at West Point.

The Board of Directors has determined that Mr. Mackin should serve as a director of Artivion because of his business acumen and substantial senior leadership experience in the global medical device industry. In addition, the Board of Directors believes that it is appropriate and valuable to have the President and Chief Executive Officer of Artivion serve as a member of the Board of Directors.

Jon W. Salveson has served as a director of Artivion since May 2012. Mr. Salveson is the Vice Chairman, Investment Banking and Chairman of the Healthcare Investment Banking Group at Piper Sandler Companies (NYSE: PIPR), formerly Piper Jaffray Companies, a U.S. investment bank and asset management firm (“Piper Jaffray”). Mr. Salveson has served in his present position as Vice Chairman, Investment Banking since July 2010. Mr. Salveson was appointed Global Head of Investment Banking and a member of the Executive Committee of Piper Jaffray in 2004. He joined Piper Jaffray in 1993 as an associate, was elected Managing Director in 1999, and was named Group Head of Piper Jaffray’s international healthcare investment banking group in 2001. Mr. Salveson also served on the Board of Directors of Nuwellis, Inc. (NASDAQ: NUWE), an early-stage medical device company, until 2023. Mr. Salveson recently served on the board of

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Asklepios Biopharmaceuticals, Inc., a private company specializing in gene therapy technologies, which was acquired by Bayer AG (ETR: BAYN) in 2020. Mr. Salveson received his undergraduate degree from St. Olaf College in 1987 and an M.M.M. in finance from the Kellogg Graduate School of Management at Northwestern University.

The Board of Directors has determined that Mr. Salveson should serve as a director of Artivion because of his extensive experience in the healthcare industry and the medical technology sector, and, particularly, his extensive experience in strategic advisory roles for global healthcare companies in hundreds of transactions.

Anthony B. Semedo has served as a director of Artivion since October 2021. Mr. Semedo has over 40 years of U.S. and international experience in the medical device industry. Until late 2019, Mr. Semedo served as Senior Vice President and President of Japan Operations at Medtronic, where he led multiple business units and functions. Through his tenure at Medtronic from 2002 to 2019, Mr. Semedo held several executive management positions, including Senior Vice President and President of the company’s Aortic, Peripheral, and Venous (APV) Division and Senior Vice President and President of Endovascular Innovations. During his time at Medtronic, Mr. Semedo also served as Vice President of Medtronic’s Japan Cardiovascular Business and as Global Vice President of Vascular Research and Development. Prior to 2002, Mr. Semedo spent time at Alaris Medical Systems, Eli Lilly & Co., and Abbott Laboratories. Mr. Semedo received his Bachelor of Science in Engineering from the University of Massachusetts.

The Board of Directors has determined that Mr. Semedo should serve as a director of Artivion because of his extensive knowledge of and extensive leadership experience in the medical device industry, including in the aortic technology space.

Required Vote

Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are nine directorships to be filled, this means that the nine individuals receiving the most votes will be elected. Accordingly, abstentions and broker non-votes will not be relevant to the outcome.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THE NINE NOMINEES FOR DIRECTOR LISTED IN THIS PROPOSAL ONE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Our Board of Directors believes that the purpose of corporate governance is to serve the interests of the Company and the Company’s stockholders in a manner that is consistent with the Board of Directors’ fiduciary duties and the Company’s mission and core values. The Board of Directors has adopted and adheres to corporate governance practices that the Board of Directors and senior management believe promote this purpose, are sound, and represent best practices applicable to the Company. The Board of Directors reviews these practices on an ongoing basis and revises them as appropriate.

Director Independence

In connection with its annual review in the first quarter of 2024, and based on the information available to it, the Board of Directors determined that none of Mses. Borgstrom or Hoff, or Messrs. Ackerman, Bevevino, Bullock, Burbank, Salveson, or Semedo has or had a material relationship with Artivion and that each qualified as an independent director under NYSE Listing Standards.

In addition to qualifying as “independent” within the meaning of Section 303A.02 of the NYSE Listing Company Standards, each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. In determining the independence of any director who will serve on the Compensation Committee, the Board of Directors will consider all factors relevant to determining whether such director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the Company to the director and (ii) whether such director is affiliated with the Company, one of its subsidiaries, or an affiliate of one of its subsidiaries.

In addition to qualifying as “independent” within the meaning of Section 303A.02 of the NYSE Listing Standards, each member of the Audit Committee must also meet the criteria of Section 303A.06 and Rule 10A-3 promulgated under the Exchange Act.

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The Board of Directors’ Right to Retain Advisors

The Board of Directors has authorized the committees of the Board of Directors to retain their own advisors, such as auditors, compensation consultants, search firms, legal counsel, and others, to the extent the committees deem it appropriate.

The Board of Directors’ Leadership Structure

Mr. Mackin, the President and Chief Executive Officer of Artivion, serves as Chairman of the Board of Directors. The Board of Directors believes that this structure promotes fluid communication and coordination between the Board of Directors and management. The Board of Directors also believes that Mr. Mackin is well-suited to fill both his management and Board of Directors roles and that the Board of Directors benefits from him serving these dual roles.

To foster the Board of Directors’ independence from management, the leadership structure of the Board of Directors also includes a Lead Director, a position held by an independent director. Mr. Burbank assumed the role of Lead Director in March 2021. The Lead Director has frequent contact with Mr. Mackin and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board of Directors. The Lead Director also serves as liaison between Mr. Mackin and the independent directors, approves meeting agendas and schedules to ensure there is sufficient time for discussion of all agenda items, approves certain information sent to the Board of Directors, and has the authority to call meetings of the independent directors. Stockholders can seek to directly consult with independent directors.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Management is primarily responsible for risk management, and management reports directly to the committees and the Board of Directors with respect to risk management. The Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit, information security (including cyber-security and data privacy), liquidity, regulatory, Environmental, Social, and Governance (“ESG”), human capital, and operational risks. In its risk-oversight role, the Board of Directors periodically reviews the Company’s strategic plan, as well as an assessment of potential material risks facing the Company.

In particular, the Compensation Committee is responsible for ensuring that our compensation policies and practices do not incent excessive or inappropriate risk-taking by employees or non-employee directors. It also has oversight of Human Capital Management, and along with the Compliance and Audit Committees, culture. The Audit Committee, in coordination with Ernst & Young LLP, our independent registered public accounting firm, is primarily responsible for oversight of our internal controls, operation of our internal audit, risk assessment, and risk management, including information security oversight, and various financial and compliance functions. The Audit Committee’s information security oversight role includes responsibility for overseeing the Company’s global information security and information technology risks, controls, and procedures and utilizing independent cybersecurity auditors to support that function where appropriate. More detail regarding the Audit Committee’s oversight of information security is located in the Report of the Audit Committee at page 23. The Corporate Governance Committee monitors risk by ensuring that proper corporate governance standards are maintained, that the Board of Directors is comprised of qualified directors, and that senior management is comprised of qualified executive officers. The Compliance Committee is primarily responsible for oversight of our healthcare compliance function, including our compliance with quality systems and regulatory assurance laws and regulations, as well as our compliance with other healthcare compliance laws and regulations. Together with the Audit Committee, the Compliance Committee also exercises oversight of Enterprise Risk Management and our compliance with certain laws and regulations, such as the European Union General Data Protection Regulation (“GDPR”) and the United States Foreign Corrupt Practices Act (“FCPA”), and such policies as our Code of Conduct.

Board of Directors and Committee Meetings, Annual Meeting of Stockholders, and Attendance

During 2023, each director attended, either in person or virtually, at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which the director served. In general, members of the Board of Directors become members of committees immediately following the Annual Meeting of Stockholders.

The Board of Directors held nine meetings during 2023. In addition, all of the members of the Board of Directors attended the 2023 Annual Meeting of Stockholders, which was held virtually. The Company does not have a policy requiring directors to attend the annual meeting, but it encourages such attendance.

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Standing Committees of the Board of Directors; Committee Assignments

During 2023, the Board of Directors had four standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee; and the Compliance Committee. During 2023, the Audit Committee met six times, the Compensation Committee met 12 times, the Corporate Governance Committee met seven times, the Compliance Committee met four times, the Compensation Committee and the Corporate Governance Committee met jointly two times, and the Audit Committee and the Compliance Committee met jointly one time.

The four standing committees are described below, and the following table lists the members of each of the standing committees as of the date of this Proxy Statement.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Compliance Committee
J. Patrick Mackin, Chairman, President, and Chief Executive Officer
Thomas F. Ackerman	Chair			√
Daniel J. Bevevino	√	Chair
Marna P. Borgstrom			√	Chair
James W. Bullock		√		√
Jeffrey H. Burbank, Lead Director	√		Chair
Elizabeth A. Hoff			√	√
Jon W. Salveson			√	√
Anthony B. Semedo		√		√

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Audit Committee — The Audit Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Audit Committee currently consists of three non-employee directors: Mr. Ackerman, Chair, Mr. Bevevino, and Mr. Burbank. Mr. Ackerman, Mr. Bevevino, and Mr. Burbank served on the Audit Committee for all of 2023. Each of the members of the Audit Committee meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards and also meets the criteria of Section 303A.06, as set forth in Rule 10A-3 promulgated under the Exchange Act, regarding listing standards related to audit committees. No member of the Audit Committee serves on the audit committee of more than three public companies. In addition, the Board of Directors has determined that all of the current members of the Audit Committee satisfy the definition of an “audit committee financial expert,” as promulgated by the SEC.

The Audit Committee charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of Artivion’s independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by Artivion’s independent registered public accounting firm. The Audit Committee also oversees, and must review and approve, all significant related-party transactions. See Policies and Procedures for Review, Approval, or Ratification of Transactions with Related Parties beginning on page 19; see also the Report of the Audit Committee on page 23.

The Audit Committee:

•Reviews the general scope of Artivion’s annual audit and the nature of services to be performed for Artivion in connection with it, acting as liaison between the Board of Directors and the independent registered public accounting firm;

•Reviews various Company policies, including those relating to accounting practices and internal control and information security systems of Artivion;

•Reviews and monitors the performance of Artivion’s independent registered public accounting firm, and is responsible for engaging or discharging Artivion’s independent registered public accounting firm and for assisting the Board of Directors in its oversight of risk management and legal and financial regulatory requirements; and

•Has the authority, pursuant to its charter, to delegate any of its decisions to a sub-committee of the Audit Committee consisting of two committee members, or to the Chair alone, provided that a full report of any action taken is promptly made to the full Audit Committee.

Compensation Committee — The Compensation Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Compensation Committee currently consists of three non-employee directors: Mr. Bevevino, Chair, Mr. Bullock, and Mr. Semedo. Mr. Bevevino, Mr. Bullock, and Mr. Semedo served on the Compensation Committee for all of 2023. Each member of the Compensation Committee meets the independence requirements of Sections 303A.02(a)(i) and (ii) of the current NYSE Listing Standards and is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee:

•Reviews the performance of executive officers, including the Chief Executive Officer (in conjunction with the Corporate Governance Committee), and approves annual executive officer compensation;

•Oversees the issuance of stock options, restricted stock awards, restricted stock units, performance stock units, and other stock rights and cash incentives under Artivion’s stock and incentive plans;

•Approves, in conjunction with the Corporate Governance Committee and Board of Directors, severance arrangements for executive officers;

•Reviews, approves, and certifies the performance metrics upon which a portion of the compensation of Artivion’s Chief Executive Officer and other executive officers is based;

•Annually reviews, together with the Corporate Governance Committee, the Chief Executive Officer’s objectives and performance, recommends changes thereto, and together with the Corporate Governance Committee, sets the Chief Executive Officer’s compensation package; and

•Oversees certain aspects of the Company’s ESG risks, including human capital management.

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See Compensation Discussion and Analysis on page 26 for information concerning the Compensation Committee’s role, processes, and activities in overseeing executive compensation.

Pursuant to its charter, the Compensation Committee has the authority to delegate any of its decisions to a sub-committee of the Compensation Committee consisting of two committee members, provided that a full report of any action taken is promptly made to the full Compensation Committee.

The Compensation Committee has the power to retain, determine the terms of engagement and compensation of, and terminate any consultant that advises the Compensation Committee.

Corporate Governance Committee — The Corporate Governance Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Corporate Governance Committee currently consists of four non-employee directors: Mr. Burbank, Chair, Ms. Borgstrom, Ms. Hoff, and Mr. Salveson. Mr. Burbank, Ms. Borgstrom, and Mr. Salveson served on the Corporate Governance Committee for all of 2023. Ms. Hoff was appointed to the Corporate Governance Committee effective March 1, 2024. Each of these individuals meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards.

The Corporate Governance Committee:

•Recommends potential candidates for the Board of Directors;

•Oversees the annual self-evaluations of the Board of Directors, its committees, and individual directors;

•Approves individuals for appointment as executive officers;

•Oversees succession planning for the Board of Directors and executive officers, including the Chief Executive Officer;

•Evaluates each year, together with the Compensation Committee, the performance of Artivion’s Chief Executive Officer and sets the Chief Executive Officer’s compensation;

•Recommends to the Board of Directors how the other committees of the Board of Directors should be structured, which directors should be members of those committees, and which director should chair those committees; and

•Reviews and makes recommendations to the Board of Directors regarding the development of, and compliance with, the Company’s corporate governance guidelines, ESG risk-mitigation efforts, and other governance policies, procedures, and practices.

Compliance Committee — The Compliance Committee operates under a written charter that sets out the committee’s functions and responsibilities. The Compliance Committee currently consists of six non-employee directors: Ms. Borgstrom, Chair, Mr. Ackerman, Mr. Bullock, Ms. Hoff, Mr. Salveson, and Mr. Semedo. Mses. Borgstrom and Hoff and Messrs. Ackerman, Bullock, Salveson, and Semedo each served on the Compliance Committee for all of 2023. Each of these individuals meets the independence requirements of Section 303A.02 of the current NYSE Listing Standards. The charter of the Compliance Committee requires that a majority of its members be independent.

The Compliance Committee:

•Assists the Company in its oversight of Artivion’s compliance with healthcare laws and regulations, including regulations and laws related to regulatory affairs and quality assurance, and general healthcare compliance, such as the Anti-Kickback Statute;

•Receives periodic reports from the Company’s senior management regarding quality and regulatory compliance;

•Provides input into certain regulatory affairs and quality assurance and healthcare compliance policies; and

•Assists, jointly with the Audit Committee, in the oversight of the Company’s enterprise risk assessment and compliance with certain policies and procedures such as the Company’s Code of Conduct and our policies with respect to GDPR and the FCPA.

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PROCEDURES FOR STOCKHOLDERS WHO WISH TO SUBMIT RECOMMENDATIONS TO THE BOARD OF DIRECTORS

Stockholders may recommend potential candidates for director to the Corporate Governance Committee. The policy of the Corporate Governance Committee is to give the same consideration to nominees recommended by stockholders that it gives to individuals whose names are submitted by management or non-employee directors, provided such recommendations from stockholders are made in accordance with procedures described in this Proxy Statement under the FAQ “What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” When reviewing a potential candidate, the Corporate Governance Committee considers, among other things, demonstrated character, judgment, relevant business, functional, and industry experience, degree of intellectual and business acumen, and, when contemplating overall board diversity, ethnicity, race, and gender. The Board of Directors and the Corporate Governance Committee believe it is important that the members of the Board of Directors represent diverse backgrounds and viewpoints. The Corporate Governance Committee’s process for identifying and evaluating nominees typically involves consideration of external candidates, including self-nominees, upon a vacancy or at a meeting held in the first quarter of the year, and where appropriate, internal discussions, review of information concerning candidates, and interviews of selected candidates. From time to time, the Corporate Governance Committee has also engaged one or more executive search consulting firms to assist in the identification and recruitment of potential director candidates.

The Corporate Governance Committee has not received any recommended director nominees for election at the 2024 Annual Meeting from any Artivion stockholder or group of stockholders beneficially owning in excess of 5% of Artivion’s outstanding common stock. Stockholders may communicate with the Corporate Governance Committee or the Board of Directors by following the procedures set forth below at Communication with the Board of Directors and its Committees on page 20.

The current Board of Directors’ policy requires each director to offer to voluntarily resign upon a change in such director’s principal employment or line of business. The Corporate Governance Committee will then review whether such director continues to meet the needs of the Board of Directors and whether to make a recommendation to the Board of Directors that it should accept the director’s offer to resign. Upon Ms. Hoff’s change in principal employer in April 2023, from the position she held at the time she was appointed as a director by the Board of Directors in October 2022, Ms. Hoff tendered to the Board of Directors her offer of resignation. Likewise, upon Ms. Borgstrom’s change in principal occupation in May 2023, from the position she held at the time she was re-elected as a director by the stockholders in May 2022, she tendered to the Board of Directors her offer of resignation. The Corporate Governance Committee considered Ms. Hoff’s and Ms. Borgstrom’s offers to resign and determined that it was in the best interests of Artivion for Ms. Hoff and Ms. Borgstrom to continue serving on the Board of Directors following their change in principal employer and/or occupation.

The current Board of Directors’ policy also limits the number of other public company boards on which Artivion directors may serve. Non-employee directors may serve on no more than three public company boards in addition to service on the Company’s Board of Directors, and the Chief Executive Officer’s service on the board of any other organization is restricted by his employment agreement with the Company and is subject to prior approval by the Board of Directors.

ARTIVION’S CODE OF CONDUCT

Artivion has established a Code of Conduct that: clarifies the Company’s standards of conduct, including in potentially challenging situations; makes clear that Artivion expects all employees, executive officers, and non-employee directors to abide by applicable legal and regulatory requirements and to understand and appreciate the ethical considerations of their decisions; and reaffirms the Company’s long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

In addition to the Code of Conduct, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, Assistant Controller, and all other senior financial officers are also subject to the Company’s Code of Ethics for Senior Financial Officers. In the event that Artivion amends or waives any of the provisions of the Code of Conduct or Code of Ethics for Senior Financial Officers applicable to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller, or Assistant Controller, the Company will disclose such information on the Company’s website.

Artivion’s Code of Conduct and Code of Ethics for Senior Financial Officers, which are reviewed periodically, are published on the Company’s website at https://investors.artivion.com/corporate-governance/cryolifes-code-conduct.

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CORPORATE RESPONSIBILITY

In the second quarter of 2024, Artivion expects to publish its updated annual Corporate Responsibility Report, which highlights the Company’s ESG initiatives. The Corporate Responsibility Report details several of Artivion’s ESG efforts, including, but not limited to: (1) environmental initiatives to drive sustainability and limit Artivion’s carbon footprint, including a disclosure relative to the Task Force on Climate-Related Financial Disclosures; (2) diversity, equity, and inclusion initiatives to create a welcoming and empowering workplace for every member of the global team as they strive to fulfill Artivion’s mission to make leading-edge aortic technologies available to patients around the world; and (3) Board of Directors level initiatives to enhance Board and workforce diversity, Board refreshment, and Board or Board committee oversight of some of the Company’s ESG initiatives, including human capital management. The annual Corporate Responsibility Report is available on the Company’s website at https://investors.artivion.com/corporate-responsibility-report-esg.

POLICIES AND PROCEDURES FOR REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Board of Directors has adopted policies and procedures for review, approval, or ratification of transactions with related parties.

Types of Transactions Covered

It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Audit Committee or as otherwise in-line with the Company’s policies described herein, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of Artivion and its stockholders. We follow the policies and procedures below for any transaction in which we are, or are to be, a participant and the annual amount involved exceeds $50,000 and in which any related party, as defined below, had, has, or will have a direct or indirect interest. Pursuant to the policy, additional Audit Committee approval is not required for compensatory arrangements with an executive officer or non-employee director that are approved or ratified by the Compensation Committee or compensation received under our employee benefit plans that are available to all employees.

The Company subjects the following related parties to these policies: non-employee directors (and nominees); executive officers; beneficial owners of more than 5% of our stock; any immediate family members of these persons; and any entity in which any of these persons is employed, or is a general partner or principal, or has a similar position, or in which the person has a 10% or greater beneficial ownership interest.

Standards Applied and Persons Responsible for Approving Related Party Transactions

The Corporate Secretary is responsible for submitting to the Audit Committee for its advance review and approval any related party transaction, other than ongoing transactions, into which we propose to enter. If the Corporate Secretary determines that it is not practicable or desirable to wait until the next regularly scheduled Audit Committee meeting, the Corporate Secretary will submit the related party transaction for approval or ratification to the Chair of the Audit Committee, who possesses delegated authority to act between Audit Committee meetings. The Chair will report any action the Chair takes under this delegated authority to the Audit Committee at its next regularly scheduled meeting and seek ratification of such approval. If any related party transaction occurs before the Audit Committee has approved it, the Corporate Secretary will submit the transaction to the Audit Committee for ratification as soon as reasonably practicable. If the Audit Committee does not ratify the transaction, the Audit Committee will direct management as to what action it proposes management take regarding the transaction.

When considering a related party transaction, the Audit Committee will examine all factors it deems relevant. The Audit Committee, or its Chair, will approve only those transactions that they have determined in good faith are in the best interests of Artivion and its stockholders.

The Corporate Secretary may delegate her duties under the policy to another officer of Artivion if the Corporate Secretary gives notice of the delegation to the Audit Committee at a regularly scheduled Audit Committee meeting.

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Review of Ongoing Transactions

At a meeting of the Audit Committee in the first quarter of each fiscal year, the Audit Committee reviews all related party transactions that are ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from Artivion of more than $50,000 annually. Based on all relevant facts and circumstances, the Audit Committee will determine whether it is in, or not inconsistent with, the best interests of Artivion and its stockholders to continue, modify, or terminate the ongoing related party transaction. Review of ongoing related party transactions is located at Director Independence beginning on page 13.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serve, or served during fiscal 2023, as a member of the compensation committee of any other company that has or had an executive officer serving as a member of our Board of Directors. None of our executive officers currently serve, or served during fiscal 2023, as a member of the board of directors of any other company that has or had an executive officer serving as a member of our Compensation Committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS AND ITS COMMITTEES

Interested parties may communicate with the Board of Directors, the Lead Director, the non-employee directors as a group, committee chairs, committees, and individual directors by directing communications to the Corporate Secretary, who will forward them as appropriate, unless they clearly constitute unsolicited general advertising or inappropriate material. Please send all communications in care of Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

You may view current copies of the charters of the Audit, Compensation, Corporate Governance, and Compliance Committees, as well as the Company’s Code of Conduct and Corporate Governance Guidelines, on Artivion’s website at https://investors.artivion.com/corporate-governance/governance-highlights.

Notwithstanding anything to the contrary set forth in any of Artivion’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate other Artivion filings, including this Proxy Statement, in whole or in part, neither of the Reports of the Audit Committee and the Compensation Committee, set forth below, or any information contained on or accessible from our website or any other website shall be incorporated by reference into any such filings.

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DIRECTOR COMPENSATION

Elements of Non-Employee Director Compensation

Restricted Stock Grants

A portion of the non-employee directors’ annual compensation is issued as restricted stock. The shares of restricted stock are issued each year generally following the Annual Meeting of Stockholders. With respect to 2023 grants, the Compensation and Corporate Governance Committees recommended, and the Board of Directors approved, a grant date value of $150,000 per non-employee director, and in June 2023, the Company granted 9,709 shares of restricted stock to each of the non-employee directors serving at the time of grant, which will vest on June 6, 2024. The amount and terms of the grants are subject to periodic re-evaluation jointly by the Compensation and Corporate Governance Committees. All equity grants to non-employee directors in 2023 were made pursuant to the Artivion, Inc. 2020 Equity and Cash Incentive Plan (the “2020 ECIP”). A non-employee director will forfeit any unvested portion of the award if s/he ceases to serve as a director, except under certain circumstances as described within the 2020 ECIP.

Board of Directors’ Retainer and Committee Chair and Membership Fees

Absent exceptional circumstances, every other year, the Compensation and Corporate Governance Committees each consider whether to adjust non-employee director compensation and recommend those adjustments, if any, to the Board of Directors.

Each of the non-employee directors of Artivion receives an annual cash retainer for service on the Board of Directors, service on committees of the Board of Directors, service as Chair of a committee of the Board of Directors, and service as Lead Director, as applicable and as noted in the table below. Artivion pays all cash retainers on a prorated monthly basis.

2023 Board of Director Retainers
Annual Board Service	$55,000
Lead Director(1)	$40,000

Committee	Committee Chair Retainer(2)	Committee Membership Retainer
Audit	$20,000	$10,000
Compensation	$20,000	$7,500
Corporate Governance	$10,000	$5,000
Compliance	$10,000	$5,000

(1)In addition to annual Board of Director service retainer.

(2)Includes committee membership retainer.

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Fiscal 2023 Director Compensation

The following table provides compensation information for the one-year period ended December 31, 2023, for each person who was a member of our Board of Directors in 2023, other than J. Patrick Mackin.

Name	Retainers Earned or Paid in Cash(1) ($)	Annual Stock Awards(2) ($)	Total ($)
(a)	(b)	(c)	(d)
Thomas F. Ackerman	80,000	150,004	230,004
Daniel J. Bevevino	85,000	150,004	235,004
Marna P. Borgstrom	70,000	150,004	220,004
James W. Bullock	67,500	150,004	217,504
Jeffrey H. Burbank	115,000	150,004	265,004
Elizabeth A. Hoff	60,000	150,004	210,004
Jon W. Salveson	65,000	150,004	215,004
Anthony B. Semedo	67,500	150,004	217,504

(1)Amounts shown include annual Board of Director service retainer, committee Chair and committee membership retainers, and, for Mr. Burbank, a Lead Director retainer, earned by our non-employee directors during 2023. Note that the Annual Stock Awards, which are generally made on June 1, cover the one-year service period ending on May 31 the following year.

(2)Amounts shown represent the aggregate grant date fair value of the 9,709 restricted shares granted to each non-employee director, as calculated in accordance with FASB ASC Topic 718. We issued the awards on June 6, 2023, and we valued them at $15.45 per share, which was the closing price on the grant date. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions used in valuing restricted stock awards. The restricted stock represented here vests on June 6, 2024; accordingly, these shares remained subject to vesting restrictions as of December 31, 2023.

J. Patrick Mackin, Chairman, President, and Chief Executive Officer received no compensation in 2023 for his services as a director of the Company. His compensation as an executive officer of the Company is detailed in the Summary Compensation Table on page 46.

Director Stock Ownership Requirement

In November 2015, the Compensation and Corporate Governance Committees approved a change to the non-employee director stock ownership requirement to five times the then-current annual Board of Director service retainer for non-employee directors. The Board of Directors reevaluates this stock ownership requirement typically on a biennial basis and did so recently in October 2023, concluding at that time, based on information provided by Willis Towers Watson and management, that these requirements remained appropriate. All non-employee directors currently satisfy this standard.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee of three non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the NYSE that govern audit committee composition, including the requirement that each audit committee member be an “Independent Director” as that term is defined by Sections 303A.02 and 303A.06 of the NYSE Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee oversees Artivion’s financial processes and the Company’s information security preparedness on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in Artivion’s Annual Report on Form 10-K for fiscal 2023 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, Artivion has retained an outside accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

During fiscal 2023, management completed the documentation, testing, and evaluation of Artivion’s system of internal controls over financial reporting and the associated information security preparedness in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept informed of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP, Artivion’s independent registered public accounting firm, at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management on internal controls over financial reporting contained in Artivion’s Annual Report on Form 10-K for fiscal 2023, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in Artivion’s Annual Report on Form 10-K for fiscal 2023 related to its audit of (i) Artivion’s consolidated financial statements and (ii) the effectiveness of Artivion’s internal controls over financial reporting. As of December 31, 2023, the Audit Committee continued to oversee Artivion’s efforts related to Artivion’s internal controls over financial reporting and management’s preparations for the evaluation thereof for fiscal 2023.

The Audit Committee reviewed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Artivion’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP and management that firm’s independence from management and Artivion.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of its examination, its evaluation of Artivion’s internal controls, and the overall quality of Artivion’s financial reporting.

In connection with its review of Artivion’s accounting and financial controls, the Audit Committee discusses with management on a quarterly basis the adequacy of Artivion’s information security preparedness and the types of information technology risks, controls, and procedures, and any related issues that could affect the adequacy of Artivion’s internal controls or general operations, including as they relate to information security. Assessments of Artivion’s information security program, including evaluations about its policies, procedures, infrastructure, access control, and change management, were performed by the independent external auditing firms Ernst & Young LLP, Hancock Askew & Co., LLP, and RWT Crowe GmbH.

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In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any material misstatements in the audited financial statements and recommended to the Board of Directors that the audited financial statements be included in Artivion’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee has preliminarily approved Ernst & Young LLP as Artivion’s independent registered public accounting firm for fiscal 2024.

Audit Committee
THOMAS F. ACKERMAN, CHAIR
DANIEL J. BEVEVINO
JEFFREY H. BURBANK

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company’s under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference.

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PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Artivion seeks a non-binding vote from its stockholders to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. This vote is commonly referred to as a “Say on Pay” vote because it gives stockholders an opportunity to express their approval or disapproval of the Company’s executive officer pay practices.

As discussed in detail in the Compensation Discussion and Analysis that follows, our executive officer compensation programs are designed to attract, retain, motivate, and reward executive officer talent that is able to, and appropriately incented to, deliver on Artivion’s short and long-term growth, on other strategic objectives, and on Artivion’s commitments to its stockholders, in particular, long-term value creation. We believe that the form and amount of compensation we provide to our current Named Executive Officers appropriately reflects their extensive management experience, continued high performance, and exceptional service to Artivion and our stockholders.

 During 2023, various economic and regulatory challenges—for example, persistently high, albeit declining, inflation, high interest rates, and the continued transition in Europe to the new Medical Device Regulation (“MDR”)—continued to impact the Company’s business. Responsive, resilient, and effective leadership from management remained necessary to counteract these challenges and to continue to deliver on the Company’s objectives. In spite of these external challenges, the management team delivered significant constant currency revenue growth in 2023, with record levels of annual total revenue, and the Company’s stock price increased by almost 52% during the year. As it does each year, the Compensation Committee considered how to incent such leadership, maintain positive morale among the Company’s employees, including the executive team, and retain key leaders in light of the Company’s aggressive growth objectives in 2023 and the continued downward pressure on the Company’s stock price in the back half of 2022 and the first quarter of 2023, which the Compensation Committee believed to be due mostly to macroeconomic factors and other factors over which management had limited-to-no control. The Compensation Committee particularly focused on ways that it could incent continued high performance from the Company’s executive leadership (in 2023 and beyond) during what was, and still is, a critical time for the Company given its growth objectives now and in the coming years, and in view of the above-referenced, and other, headwinds. To facilitate stockholders’ review of the executive officer compensation program, we are providing details regarding the program and the performance and payouts related thereto.

We invite you to consider the details of our executive officer compensation program as disclosed more fully throughout this Proxy Statement. Regardless of the outcome of this “Say on Pay” vote, Artivion welcomes input from its stockholders regarding executive officer compensation and other matters generally related to the Company’s success. We believe in a corporate governance structure that is responsive to stockholder concerns. We view this vote as a meaningful opportunity to gauge stockholder approval of our executive officer compensation policies. Given the information provided in this Proxy Statement, the Board of Directors asks you to approve the following advisory resolution:

“Resolved, that Artivion’s stockholders approve, on an advisory basis, the compensation paid to Artivion’s Named Executive Officers, as disclosed in this Proxy Statement.”

Required Vote

The votes cast for this proposal must constitute a majority of shares present, either in person or by proxy, and entitled to vote on this proposal in order for it to be approved. Accordingly, abstentions will have the same effect as an “Against” vote. As previously disclosed and approved by the stockholders, the Board of Directors currently submits a Say on Pay proposal annually. The annual frequency of this disclosure and approval was the subject of a vote of the stockholders at the Company’s 2023 Annual Meeting and was supported by more than 96% of stockholders who voted.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE COMPENSATION PAID TO ARTIVION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, objectives, and features of our executive compensation program as applied to our chief executive officer and the other named executive officers included in the Summary Compensation Table of this Proxy Statement (collectively, our “Named Executive Officers” or “NEOs”). For 2023, our NEOs were:

•	J. Patrick Mackin	President, Chief Executive Officer, and Chairman of the Board of Directors
•	D. Ashley Lee	Executive Vice President and Chief Financial Officer
•	Lance A. Berry	Executive Vice President and Chief Financial Officer
•	Jean F. Holloway	Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary
•	John E. Davis	Senior Vice President, Chief Commercial Officer
•	Amy D. Horton	Vice President, Chief Accounting Officer

EXECUTIVE SUMMARY

The Compensation Committee (referred to in this section as the “Committee”) generally considers and approves executive officer compensation each year at a meeting held in the first quarter of the fiscal year. These compensation decisions take into account a variety of information and analyses, including, but not limited to, alignment of compensation vehicles with the Committee’s Compensation Philosophy, prior-year Company and individual executive officer performance (including the Company’s share price), current-year performance expectations and key business objectives, any changes in roles and responsibilities of executives, the external environment for talent, and competitive market data and market trends from various sources, including from the Committee’s independent compensation consultant and management.

2022 Say on Pay Vote and 2023 Program Decisions

At Artivion’s Annual Meeting of Stockholders on May 16, 2023, 85% of the stockholder votes cast were in favor of our NEOs’ 2022 compensation. This advisory vote indicated strong stockholder support for our executive officer compensation program, including our NEO compensation, and is consistent with the fact that over the past four years, on average, 94% of stockholder votes cast were in favor of our NEOs’ compensation.

The Committee considered these advisory vote results on the 2022 executive compensation plan as it made compensation decisions for 2023. Based in part on this consideration, and together with individual executive officer performance, retention considerations, and the Company’s actual and expected performance as of February 2023, including its share price, as well as competitive market data and recommendations from various sources, including from the Committee’s independent compensation consultant and management, beginning in the fourth quarter of 2022, and concluding in February 2023, the Committee considered and approved the Company’s 2023 executive officer compensation programs as explained in more detail below.

As it did in 2022, and as explained in more detail below, the Committee determined to use only full-year financial metrics for the 2023 incentive programs. The Committee then further considered the performance metrics and targets that would continue to incent the highest levels of performance from management during what was a critical time for the Company given its growth objectives, its commitments to deliver on stockholder value creation, and its desire to retain members of management it deemed key to the continued financial and operational success of the Company. The following is a summary of the Committee’s significant considerations and decisions made regarding NEO compensation for 2023:

•NEOs received 2023 base salary increases of 3%-3.5%, based on considerations such as personal performance, Company performance, and market positioning;

•The Committee maintained the same percent-of-salary targets for 2023 cash bonuses that it used in 2022 to reflect Company performance and market positioning, at the following percentages of base salary: Mr. Mackin at 100%; Mr. Lee at 60%; Ms. Holloway and Mr. Davis at 50%; and Ms. Horton at 40%;

•As explained in more detail below, the Committee adopted the same constant currency revenue metric for the annual cash bonus plan and as one of two of the metrics for the annual performance share plan, concluding, with input from

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its advisors and management, that it was appropriate to use this metric across both plans because it continued to be one of the most significant drivers of Company performance and stockholder value creation for 2023. The payout for the cash bonus was capped at 200% overall of target, inclusive of any adjustments for personal performance;

•As explained in more detail below, the Committee continued to use adjusted EBITDA as the other metric for the annual performance share plan, concluding, with input from its advisors and management, that like constant currency revenue growth, adjusted EBITDA was an important indicator of Company performance and a significant driver of stockholder value creation for 2023. The performance share plan was capped at 150% with no modifier for personal performance;

•The Committee decided to maintain in 2023 the same types of annual equity vehicles (stock options, restricted stock units (“RSU”), and performance stock units (“PSU”)) for officer annual long-term incentive awards that it had used in 2022; however, unlike in 2022, due to the acceleration into November 2022 of a portion of the executives’ 2023 annual equity grants, as well as share-count constraints that the Company faced when it made annual PSU and 2023 LTIP PSU grants in February 2023, the allocation among the equity vehicles, which was based on estimated grant date fair value, was more heavily weighted towards options and RSUs than PSUs;

•As thoroughly explained in the Company’s 2023 proxy filing, in November 2022, the Committee decided to accelerate into November 2022 a portion of the executives’ annual equity grants intended for 2023. These November 2022 grants, which consisted of RSUs and stock options, were considered by the Committee to be part of executives’ 2023 compensation, and, therefore, the value of these November 2022 awards was deducted from the total 2023 target equity award level to determine the value of awards issued in February 2023. The November 2022 awards are not included in the 2023 Summary Compensation Table at page 46 due to the actual timing of the awards and applicable regulatory requirements. In February 2023, the Committee approved the final portion of the 2023 annual equity grants, consisting of annual PSUs. The target equity values listed in the table set forth on page 31, reflect the NEO’s target 2023 annual equity compensation, inclusive of these November 2022 grant values;

•The Committee increased the target annual equity value from 2022 to 2023 for all NEOs both as a reward for exceptional individual performance coming out of the pandemic in 2022, and to bring annual equity targets more in-line with market medians for such officers, because, as those medians have increased over the past several years, the NEOs’ annual equity targets have lagged slightly behind. The target annual equity values for NEOs’ annual equity in 2023 were as follows: Mr. Mackin’s was $3,110,425; Mr. Lee’s was $1,012,574; Ms. Holloway’s was $611,098; Mr. Davis’s was $607,197; and Ms. Horton’s was $319,029. As in prior years, the 2023 annual equity grant (inclusive of the November 2022 grant), when combined with the 2023 LTIP PSU and tranche 3 of the 2019 LTIP (both explained in greater detail below), gave executives the potential through superior performance to earn target equity payouts in range of the 75th percentile;

•In February 2023, the Committee adopted a framework for the cash bonus and performance stock plans and the metrics for the 2023 incentive plans. The Committee finalized and approved the full-year financial metrics for both the 2023 cash bonus and performance share plans as follows: (a) for the cash bonus plan, a single metric of constant currency revenue growth in 2023 versus 2022 with a target of 9%; and (b) for the performance share plan, (1) a metric of constant currency revenue growth in 2023 versus 2022 (the same metric and target as the cash bonus plan) weighted at 50%, and (2) a metric based on performance to target adjusted EBITDA, also weighted at 50%. For the revenue metric, the Company’s Cardiogenesis business was excluded from the measurement of constant currency revenue growth, because the Company abandoned that business in 2023 due to supply factors outside of the Company’s control;

•As explained in the Company’s previous proxy filings, in 2019, the Committee approved the “2019 LTIP,” a long-term incentive, performance-based equity grant, that included three performance periods, or “tranches,” spanning a total of five years. In the first quarter of 2021, even though the last year of the performance period for tranche one was 2021, it became evident that the first tranche of the Company’s 2019 LTIP, representing 60% of the entire award that was scheduled to vest over the three-year period from 2021-2023, would not payout as a result of the unanticipated impact of COVID-19 in 2020 on the Company’s business performance. As a result, the Committee concluded that the first tranche of the 2019 LTIP would have no retentive value or incentivizing impact on executive behavior for 2021 (or beyond), during a crucial multi-year period when it was even more critical for the executive team to be focused on revenue growth and long-term value creation. Nonetheless, the Committee decided to make no mid-stream adjustments to the 2019 LTIP and allowed the first tranche to payout at zero. The Committee decided, however, that the same considerations that led it to grant the 2019 LTIP in the first place—a focused incentive for management to deliver at least 9% constant currency revenue growth and an increasingly competitive

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external talent market—continued to be valid in 2021, particularly in light of the continued impact of COVID-19 into 2021. The Committee also wished to provide officers with the additional related incentive to drive recovery from COVID-19 in the Company’s 2021 business performance. Accordingly, the Committee decided to issue executives a one-year performance stock unit award (the “2021 LTIP PSU”) based on the same metrics that applied in the 2019 LTIP, with the exception of the elimination of the gross margin modifier. The Committee determined to eliminate the gross margin modifier for the 2021 LTIP PSU so that management would not be disincentivized from making continued significant investments in the business in 2021 to lay the groundwork for success in 2022 and beyond, and in recognition of the changing business conditions and inflation that occurred since the gross margin targets were initially established in 2019. The Committee also reduced the maximum target payout in the 2021 LTIP PSU to 200% (from 250% in the 2019 LTIP) for most NEOs to counterbalance the elimination of the gross margin modifier, as well as to level payouts among all executives;

•Based on those very same considerations, as it had done in 2022, and to further incent executives to drive at least 9% constant currency revenue growth in 2023 and to align executives’ interests with those of stockholders, the Committee decided to issue executives a third and final, one-year performance stock unit award (the “2023 LTIP PSU”) based on the same metrics and targets that applied in the 2019 LTIP, again with the exception of the elimination of the gross margin modifier and the change to the maximum payout, and for the above-described reasons, with the exclusion of the Cardiogenesis business from the calculation of constant currency revenue growth. As in 2021 and 2022, the Committee determined that the 2023 LTIP PSU would be based on a number of shares, not overall value of shares at the time of grant, to reflect the fact that the share price in 2023 was lower than it had been in 2019 when the 2019 LTIP was granted. The target number of shares for NEOs under the 2023 LTIP PSU was one-third of the target number of shares in the first tranche of the 2019 LTIP as follows: Mr. Mackin’s was 20,202 shares; Mr. Lee’s was 3,367 shares; Ms. Holloway’s and Mr. Davis’s was 2,693 shares; Ms. Horton’s was 1,683 shares;

•For the 2023 LTIP PSU, as it had done in 2021 and 2022, the Committee adopted a design metric of performance stock unit awards with 100% of payout based on the constant currency revenue growth rate of 9% in 2023 when compared with 2022, with a maximum payout of 200% of target;

•In conjunction with the Company’s transition to a new Chief Financial Officer, the Committee approved a one-time performance and retention equity grant for the Company’s Chief Accounting Officer, Ms. Horton, in the form of RSUs valued at $360,000, and that grant was made in December 2023; and

•The Committee approved a one-time, new-hire equity grant for the Company’s new Chief Financial Officer, Mr. Berry, valued at $1,500,000, split equally between options and RSUs, and that grant was made in December 2023.

Pay-for-Performance Alignment, Including Incentive Plan Designs and Metrics

The Committee believes it has developed a compensation program that ensures that the interests of the Company’s executive officers, including its NEOs, are aligned with those of its stockholders by strongly linking executive officer compensation with Company and personal performance at levels such that executive officers are incented to drive long-term value creation, especially given the Company’s growth objectives in the coming years. The key pay-for-performance aspects of the 2023 executive officer compensation program are described below:

•50% or more of each NEO’s total target direct compensation is in the form of variable pay tied to individual and Company performance;

•Short-term incentives are designed to be based significantly on constant currency revenue growth, a factor that is believed to create significant stockholder value creation, and over which executive officers are believed to have substantial control, and that is intended to incentivize executive officers to achieve Company target performance on this key financial metric;

•Targets for short-term incentive opportunities are set at challenging levels designed to incentivize executive officers to achieve business growth at or above levels expected by stockholders, while setting up the Company for long-term success and continued growth;

•Annual long-term incentive opportunities are equity-based and include stock options, which only provide value to executive officers if the stock price increases beyond the grant date price, and performance stock units, which are designed to be earned only if specified results at challenging levels for revenue and adjusted EBITDA, as defined below, are attained, thereby incentivizing executive officer performance that furthers the Company’s strategic goals

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and drives stockholder value. Such performance stock units, however, are not fully earned if such challenging levels are not met, as was the case with the first tranche of the 2019 LTIP and the 2022 annual performance share award;

•NEOs are subject to stock ownership requirements to ensure alignment with stockholders and to encourage executive officers to maintain a long-term view of Company performance; and

•Our newly amended Clawback Policy is designed to diminish the likelihood that executive officers unjustly benefit in cash or equity from material misstatements in our financial statements, or from restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if corrected or left uncorrected in a current financial reporting period.

As described in this Proxy Statement, in 2023, the executive officer compensation program effectively delivered pay-for-performance—perhaps better than it ever has in the past—as follows:

•In 2023, we achieved record levels of annual total revenue and significant, above-target constant currency revenue growth of 13.1% (target was 9%), resulting in maximum payouts at 200% of target for the cash bonus program and at 150% of target for the revenue component of the annual performance share plan, as well as a maximum payout at 200% of target for the 2023 LTIP PSU; and

•Our 2023 adjusted EBITDA increased by nearly 30% and was at 109.4% of target plan performance (i.e., $53,800,000 versus a target of $49,168,000), leading to an above-target payout at 147.3% of target for this component of the annual performance share plan, and, when combined with the maximum 150% payout for the revenue component of the annual performance share plan, ultimately resulted in an above-target performance stock unit pay out at 148.6% of the target award level.

Throughout this Proxy Statement, we refer to revenue and adjusted EBITDA. Adjusted EBITDA reflects adjustments to measures reported under U.S. generally accepted accounting principles (“GAAP”). Appendix A to this Proxy Statement provides certain required information related to these non-GAAP measures, including a reconciliation to our audited U.S. GAAP financial statement measures for 2023, as presented in our 2023 Form 10-K filed on February 23, 2024.

ROLES AND RESPONSIBILITIES

Compensation Committee

The Committee determines and approves the compensation of Artivion’s executive officers, including the NEOs, except that it jointly determines and approves with the Corporate Governance Committee the compensation of Artivion’s Chief Executive Officer. The Committee is supported by the Chief Executive Officer, other executive officer management, an independent compensation consultant, and other advisors that the Committee, or management on its behalf, consults from time to time, as well as information and data supplied by each of these persons. The consultant attends Committee meetings when invited and provides input, information, and data as requested by the Committee. The Committee regularly meets in executive session without the Chief Executive Officer or any members of management present. For 2023, the Committee made compensation decisions based on its own considerations and analyses, the Compensation Philosophy of the Committee, as well as on information provided by and recommendations from the Committee’s independent compensation consultant, other advisors, and management. Our Chief Executive Officer does not exercise any decision-making authority over his own compensation and does not participate in Compensation or Corporate Governance Committee meetings or Board meetings regarding his own compensation, except during his annual performance review to discuss his own performance and compensation with those Committees or the Board.

Independent Compensation Consultant

The Committee has the authority to engage consultants, including compensation consultants, to assist with its responsibilities. With respect to general executive officer compensation decisions made during fiscal 2023 and regarding 2023 compensation, the Committee retained Willis Towers Watson as its primary compensation consultant for general executive officer compensation matters. The compensation consultant reports directly to the Committee, is directed by the Committee, and provides only those services authorized by the Committee. The compensation consultant provides no other services to Artivion. The compensation consultant generally performs an annual review of officer compensation and biennial review of non-employee director compensation, analyzes the relationship between executive officer pay, including that of our Chief Executive Officer, and Company performance, compares executive officer and non-employee director compensation

ARTIVION, INC. | 2024 Proxy Statement	30

against such compensation of appropriate comparable companies and industry standards, informs the Committee of emerging practices and trends, assists with special projects at the request of the Committee, and attends Committee meetings when invited. In February 2023, and again in February 2024, the Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC and NYSE rules and concluded that Willis Towers Watson was independent and its work for the Committee did not raise any conflict-of-interest concerns.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee’s Compensation Philosophy is to attract, retain, motivate, and reward executive officer talent that has the capability, and is appropriately incented, to deliver on the Company’s short and long-term growth and other strategic objectives and on the Company’s commitments to its stockholders, in particular long-term value creation. To that end, the Company has designed the compensation program to align with corporate strategy and short-term and long-term objectives, achieve market competitiveness, emphasize pay-for-performance, align with stockholder interests, balance the interests of key stakeholders, incent management to address unforeseen challenges, and recognize the unique attributes specific to Artivion and its executive officer team. Each primary component of compensation is intended to accomplish one or more of these objectives, as summarized in the table below.

Compensation Component	Primary Purpose	Form	Performance Linkage
Base Salary	Provide sufficiently competitive pay to attract, retain, motivate, and reward experienced and capable executive officer talent.	Cash

Base salaries are determined based on individual executive officer performance, competitive market positioning, internal pay equity, and other factors. In addition, Company performance impacts the decision as to whether any salary adjustments are made when they are established in February of each year.

Short-Term Incentive

Encourage and reward both individual achievement of performance objectives and aggregate Company performance against short-term financial and operating goals, maintain market competitiveness for top executive officer talent, and recognize the unique attributes an executive officer brings to the Company.

Cash

Short-term incentive payouts are 100% performance-based, with the structure for fiscal 2023 having payouts based 100% on entire-year constant currency revenue growth during 2023. The payout can then be increased or reduced by up to 20% based on individual executive officer performance, up to an overall cap of 200%.

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Compensation Component	Primary Purpose	Form	Performance Linkage
Long-Term Incentive – Annual Equity

Encourage and reward long-term stockholder value creation, retain highly capable executive officer talent, and facilitate long-term stock ownership among our executive officer team to further align executive officer and stockholder interests.

Performance Stock Units Stock Options Restricted Stock Units 2023 LTIP PSU Tranche 3 of the 2019 LTIP

PSUs and LTIP PSUs are earned only if specific levels of Company performance are achieved during the relevant performance period. For fiscal 2023, annual PSU payouts were based 50% on entire-year constant currency revenue growth during 2023 and 50% based on entire-year adjusted EBITDA during 2023, up to a cap of 150% for each individual metric and overall. The 2023 LTIP PSU payouts were based 100% on entire-year constant currency revenue growth during 2023, and, in the case of tranche 3 of the 2019 LTIP, based on constant currency revenue growth with a modifier for gross margin.

Stock options deliver realizable value to executive officers only if the stock price increases beyond the grant date stock price; the realizable value of restricted stock awards is linked to Artivion’s stock price at and after the grant date.

COMPENSATION MIX

The Committee approves the primary components of the executive officer compensation program and generally intends for it to provide more variable pay opportunities than fixed pay opportunities and to place significant weight on long-term incentive opportunities. The Committee believes that this results in a pay program that aligns pay and performance. The following table summarizes the original target pay mix for the NEOs (except for Mr. Berry) for fiscal 2023 as determined by the Committee in November 2022 (for the accelerated 2023 annual equity grants), February 2023, and November 2023 (for Ms. Horton’s one-time performance and retention equity grant).

Compensation Component	Mackin	Lee	Holloway	Davis	Horton
Salary ($)(1)	775,869	495,086	411,245	391,207	329,347
Short-Term Incentive (at target) ($)(2)	775,869	297,052	205,623	195,604	131,739

Long-Term Incentive(3)

- Annual Equity (Grant Date Fair Value at target) ($)

- 2023 LTIP PSU (Grant Date Fair Value at target) ($)

- One-Time Performance and Retention RSU Grant
(Grant Date Fair Value) ($)

	3,110,425 271,515	1,012,574 45,252	611,098 36,194	607,197 36,194	319,029 22,620 360,000
Target Total Direct Compensation ($)	4,933,678	1,849,964	1,264,160	1,230,202	1,162,735

% Fixed(4) % Variable(5)	15.7 84.3	26.8 73.2	32.5 67.5	31.8 68.2	28.3 71.7
% Short-Term Compensation(6) % Long-Term Compensation(7)	31.5 68.5	42.8 57.2	48.8 51.2	47.7 52.3	39.7 60.3

(1)Salary was set by the Committee in February 2023.

(2)Like in 2022, Short-Term Incentive (cash bonus) was tied only to financial metrics.

(3)Long-Term Incentive - Annual Equity (inclusive of the November 2022 accelerated grants) and the 2023 LTIP PSU (Grant Date Fair Value at target) are based on a grant date closing share price of (i) $11.03 for the November 2022 grants and (ii) $13.44 for the February 2023 annual PSU and 2023 LITP PSU grants. Ms. Horton’s one-time performance and retention grant made in December 2023 is based on a grant date closing share price of $17.83.

(4)Salary as a percentage of Target Total Direct Compensation.

(5)Short-Term Incentive plus Long-Term Incentive as a percentage of Target Total Direct Compensation.

(6)Salary plus Short-Term Incentive as a percentage of Target Total Direct Compensation.

(7)Long-Term Incentive as a percentage of Target Total Direct Compensation.

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In addition to the compensation items set forth in the table above, in November 2023, the Committee approved a salary of $500,000 (prorated based on the term of his employment in 2023) and a one-time, new-hire grant valued at $1,500,000, split equally between options and RSUs, for the Company’s new Chief Financial Officer, Mr. Berry, who joined Artivion on December 4, 2023. Mr. Berry’s new-hire grant was made on December 6, 2023, at a grant date closing share price of $17.83.

MARKET ANALYSIS

As part of its decision-making process, the Committee requests and reviews relevant market data regarding executive officer compensation levels, Company performance, and the relative relationship between executive officer pay and Company performance. The Committee, however, views this data as one of many inputs into its decision-making process, which also includes other assessments of the Company’s performance, assessments of each executive officer’s performance, the need to address unforeseen challenges, significant changes in roles and responsibilities, internal pay equity among executive officers, and retention considerations.

Each year, the Committee reviews and considers an executive officer compensation study prepared by Willis Towers Watson, additional compensation data provided by management, and internal equity information. The executive officer compensation study is typically completed in the fourth quarter of the fiscal year and is used to inform the Committee’s decisions regarding the subsequent fiscal year’s compensation. Accordingly, the relevant study and market information reviewed by the Committee with regard to fiscal 2023 officer compensation was presented to the Committee in the fourth quarter of fiscal 2022. We refer to this study as the “2022 Study.” The Committee reconsidered the 2022 Study for continued applicability at its first quarter 2023 meetings. As in prior years, the 2022 Study assessed both the competitiveness of pay levels, generally and by certain specific positions, as well as the alignment of pay with Company performance.

The Company’s 2023 compensation peer group, which is described in more detail below, had median revenues of $328.6 million, based on the latest figures available at the time the 2022 Study was prepared, and median market capitalization as of June 2022 of $789.3 million. In addition to using officer pay information as disclosed by companies in the compensation peer group, the 2022 Study used survey data drawn from a compensation survey of U.S. companies, including medical device companies with targeted revenues of $200 million - $1 billion, in order to approximate the Company’s estimated revenue for 2023. With respect to all NEOs included in the 2022 Study, the data in the study was a blend of the 2022 peer group and the survey information. In each case, Willis Towers Watson trended the compensation data forward to January 1, 2023 by a factor of 3.0%.

The following peer companies were used for the 2022 Study.

Peer Company(1)	FYE Revenue(2) ($)
Avanos, Medical, Inc.	761.3
Inogen, Inc.	351.5
Axogen, Inc.	127.3
Orthofix Medical, Inc.	465.3
Glaukos Corp.	293.7
Nevro Corp.	386.1
Accuray Incorporated	429.9
Lantheus Holdings, Inc.	541.6
Tactile Systems Technology, Inc.	213.3
SeaSpine Holdings Corp.	200.2
AngioDynamics, Inc.	316.2
Cardiovascular Systems, Inc.	236.2
AtriCure, Inc.	289.6
iRhythm Technologies, Inc.	340.9
Cutera, Inc.	239.6
Median	328.6
Artivion’s 2023 Revenue	354.0

(1)The Committee believed that the pay practices of these companies provided a useful reference point for pay and performance comparisons at Artivion, especially considering Artivion’s anticipated growth.

(2)Latest FYE revenue, in millions, at the time the peer group was developed.

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The following survey source was used in the 2022 Study:

•2022 Radford Executive Survey.

The peer companies were recommended by Willis Towers Watson and considered and approved by the Committee. In approving the peer group, the Committee considered the fact that each company is (or was at the time) publicly traded, operates in a similar industry, is similar in size, scope, and complexity, and is reasonably representative of our pool for executive officer talent, although Artivion routinely recruits from much larger medical device companies. The Committee also concluded that the companies are (or were at the time) within a reasonable range of Artivion’s historical, current, or projected revenues. Nonetheless, the Committee reviews and considers changes to the peer group and survey sources in connection with each year’s study. It does so to ensure that the peer group and survey sources continue to reflect appropriate reference points for Artivion. For example, in the third quarter of 2023, for purposes of evaluating the compensation to be paid to executives in fiscal year 2024, the Committee (at the recommendation of Willis Towers Watson) made several changes to the peer group that the Committee used for its 2023 analysis, namely: (1) Cardiovascular Systems, Inc, Lantheus Holdings, Inc., and SeaSpine Holdings Corp. were removed; and (2) Inari Medical, Inc., Alphatec Holdings, Inc., Zynex, Inc., and SilkRoad Medical, Inc. were added to the peer group. These changes were made to the peer group used for benchmarking 2024 executive compensation to address, among other things, consolidation and other strategic transactions in the medical device industry in 2023, and to ensure an appropriate balance of medical device companies with whom the Company competes for talent, both in terms of revenue, projected revenue growth, market capitalization, and workforce size.

2023 COMPENSATION COMPONENTS

The primary components of Artivion’s executive officer compensation program are base salary, short-term incentives, and long-term incentives. Artivion also provides executive officers with tax-deferred savings opportunities, participation in Company-wide benefits programs, and limited perquisites.

2023 Base Salary

The Committee generally reviews base salary levels each February as part of its overall review and approval of the executive officer compensation program. Based on its review in late 2022 and early 2023, the Committee determined it was appropriate to increase the NEOs’ base salaries 3.0-3.5% above 2022 levels.

Comparison of 2022 and 2023 Base Salaries
Executive Officer	2022 ($)	2023 ($)	Increase (%)
Mackin	749,632	775,869	3.5
Lee	478,344	495,086	3.5
Berry	̶	500,000	̶
Holloway	397,338	411,245	3.5
Davis	379,813	391,207	3.0
Horton	318,210	329,347	3.5

Analysis

The 2022 Study showed that the base salaries for our NEOs were within a competitive range of 90-106% of the median for similarly situated employees at companies in the Company’s peer group. Based on input from management and in consultation with Willis Towers Watson, the Committee approved merit increases for 2023 for all executive officers of 3.0-3.5%. In approving salary increases for NEOs, the Committee considered current market positioning, both individual and Company performance during 2022, and the Company’s budget for salary increases generally for all employees. Mr. Berry’s 2023 salary was prorated based upon his December 4, 2023 start date.

2023 Short-Term Incentives – The 2023 Cash Bonus Plan

In February 2023, the Committee adopted the “2023 Cash Bonus Plan” as set forth above at page 27.

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Analysis – Program Design

The table below shows the performance metrics set for the 2023 Cash Bonus Plan as finalized in February 2023.

2023 Performance Goals
Performance Measure	Weight (%)	Threshold	Target	Stretch	Maximum
Revenue Growth Rate; Constant Currency (2023 v. 2022)	100	5.0% growth	9.0% growth	11.0% growth	13.0% growth
Financial Metric Potential Payouts (%)		30	100	150	200
- The final payout can be increased or decreased, up to 20%, based on an individual executive officer’s performance, subject to an overall cap of 200%.

The Committee believed that the 2023 threshold and target performance levels for the constant currency revenue metric were challenging and would drive stockholder value creation. In addition, the 2023 revenue target performance level was within the range of 2023 product and service revenue guidance publicly announced by Artivion in the first quarter 2023.

In arriving at its decision to approve the 2023 final metric and payouts, the Committee took into consideration the following:

•The Committee’s belief that the core plan design and its pay-for-performance orientation achieved the objectives of the Committee’s Compensation Philosophy;

•The Committee’s belief that the achievement of target constant currency revenue growth was key to incentivizing executive officers to achieve Company performance that will further the Company’s strategic business plan and ultimately deliver value to stockholders, without encouraging excessive risk taking by executive officers;

•The plan’s similarity to the short-term incentive plans of the Company’s peer group companies;

•Artivion’s 2022 performance, and whether any changes to performance metrics were required to achieve 2023 business goals; and

•Recent historical payout levels that the Committee believed indicated that performance goals over the last few years had been set at reasonably challenging levels.

Overall, the Committee believed the 2023 Cash Bonus Plan was appropriately incentivizing given the executive officers’ roles and authority within Artivion, and that the size of the incentives was appropriate based on the 2023 peer group information and internal pay equity considerations.

Analysis – Plan Payout

The 2023 Cash Bonus Plan payouts in early 2024 were based on actual financial performance results of Artivion relative to the predetermined goal, which exceeded the target for payout under the plan. Specifically, the Company achieved record levels of annual total revenue and significant constant currency revenue growth of 13.1% in 2023 as compared to 2022. That level of constant currency revenue growth resulted in a maximum payout of 200% of target.

Mr. Mackin’s 2023 Cash Bonus Plan payout in early 2024 was also based on the same considerations. The Board of Directors reviewed Mr. Mackin’s individual performance relative to his individual goals for 2023 and, after receiving the Committee’s certification of the 2023 performance metric and the Committee’s recommendation, approved the Chief Executive Officer’s bonus payout at the amount set forth below.

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The following tables show the performance results for the 2023 performance metrics, the payout, and that there were no adjustments to the short-term incentive paid to each NEO.

2023 Annual Incentive Program (Cash Bonus Plan) Actual vs. Target Performance
Performance Measure	Weight (%)	Actual Performance	Target Performance	Payout % of Target (%)
Revenue Growth Rate; Constant Currency (2023 v. 2022)	100.0	13.1% growth	9.0% growth	200.0
- The final payout can be increased up to 20%, based on an individual executive officer’s performance. - The final payout cannot exceed 200% of target payout.

2023 Annual Incentive Program (Cash Bonus Plan) Actual vs. Target Payout
Executive Officer	Actual Payout ($)	Target Payout ($)	Company Performance Payout % of Target (%)	Personal Performance Modifier (%)	Total Payout % of Target (%)
Mackin	1,551,738	775,869	200.0	0.0	200.0
Lee	594,103	297,052	200.0	0.0	200.0
Berry(1)	̶	̶	̶	̶	̶
Holloway	411,245	205,623	200.0	0.0	200.0
Davis	391,207	195,604	200.0	0.0	200.0
Horton	263,478	131,739	200.0	0.0	200.0

(1) Mr. Berry was not eligible for a cash bonus given his December 4, 2023 start date.

2023 Long-Term Incentives – Annual Equity

Based on input from management and in consultation with Willis Towers Watson, starting in the fourth quarter of 2022, the Committee considered the 2023 Annual Long-Term Incentive Program, and in the design of the 2023 program, determined to continue with the 2022 program’s mix of equity awards among stock options, RSUs, and PSUs. Unlike in recent years, however, the 2023 annual equity grants were not intended to be equally split between options, RSUs, and PSUs, and because of the acceleration into November 2022 of a portion of the executives’ 2023 annual equity grants, as well as share-count constraints that the Company faced when it made annual PSU and 2023 LTIP PSU grants in February 2023, the allocation among the annual equity vehicles was weighted more heavily towards options and RSUs than PSUs (on average among the NEOs, the allocation was 41% options, 41% RSUs, and 18% PSUs). This mix may be altered for executive officers located outside of the U.S. to accommodate local tax issues.

The Committee determined that the estimated grant date fair value of the awards under the Annual Long-Term Incentive Program in 2023 would be established at the levels disclosed in the table below to remain market competitive, as reflected in the 2022 Study. Market comparisons were based on the Company’s current financial statistics, such as annual revenue and market cap, as well as the anticipated growth of the Company and the continued increase in the complexity of the Company’s business following the acquisitions of JOTEC AG in fiscal 2017 and Ascyrus Medical LLC in fiscal 2020, the distribution agreement with Endospan Ltd., which commenced in 2019, the divestiture of the PerClot business with a transition manufacturing agreement with Baxter Healthcare Corp., the ongoing transition to the MDR in Europe, and the Company’s rapid growth in international markets, in particular the Asia Pacific and Latin American markets during 2022 and continuing into 2023.

To determine the number of shares of RSUs, target PSUs, and options to be granted, the Committee directed management to determine (i) the number of units of restricted stock and target performance stock units using the closing share price of the Company’s stock on the grant dates, and (ii) the number of stock options using the estimated fair value of the options as of the option grant date. Grants generally were made on the first permissible trading day following the Committee’s approval of such awards. In this instance, grant values approved by the Committee were converted to units using a stock price of $11.03 for the option and RSU grants, the closing price on November 8, 2022 when those grants were made, and $13.44 for the PSU grant, the closing price on February 22, 2023 when that grant was made.

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For 2023, and as further described under Analysis below, the PSUs are subject to two performance measures: (1) constant currency revenue growth in 2023 as compared to 2022, weighted at 50%; and (2) performance to target adjusted EBITDA in 2023, also weighted at 50%, concluding, with input from its advisors and management, that it was appropriate to do so because, in the Committee’s estimation, these were the most significant drivers of Company performance and stockholder value creation in 2023. The Committee capped maximum payouts under this program at 150% of the target award. See Appendix A for further details regarding the adjusted EBITDA measure.

The following table provides the 2023 equity awarded through the Annual Long-Term Incentive Program to the NEOs as approved by the Committee.

2023 Annual Equity Grant Level
Executive Officer	Performance Stock Units(1) (#)	Stock Options(2) (#)	Restricted Stock Units(3) (#)
Mackin	39,466	280,435	116,954
Lee	15,072	88,043	36,718
Berry(4)	—	93,633	42,064
Holloway	8,638	53,804	22,439
Davis	8,571	53,478	22,303
Horton(5)	4,318	28,370	32,022

(1)Reflects the target performance stock unit award level. The actual number of PSU shares earned was based on performance factors determined by the Committee. Actual earned shares vest 50% on the later of the first anniversary of the award date or the first available date after the Committee certifies the prior year’s financial metric results (determined to be February 23, 2024, the date that the Company filed its Form 10-K for fiscal 2023); 25% on the second anniversary of the award date; and 25% on the third anniversary of the award date.

(2)Stock options were granted to all NEOs, except for Mr. Berry, on November 8, 2022 and vest 1/3 per year beginning on the first anniversary of the grant date.

(3)Restricted stock units were granted to all NEOs, except for Mr. Berry, on November 8, 2022 and cliff vest on the third anniversary of the grant date.

(4)On December 6, 2023, Mr. Berry received a one-time, new-hire grant valued at $1,500,000, split equally between options and RSUs. The options vest 1/3 per year beginning on the first anniversary of the grant date, and the RSUs cliff vest on the third anniversary of the grant date.

(5)In addition to Ms. Horton’s Annual Equity Grant, in November 2023, the Committee approved a one-time performance and retention RSU grant with a grant date value of $360,000, which vests 1/2 per year beginning on the first anniversary of the grant date.

Analysis – Program Design

In approving the 2023 long-term incentive grant values awarded through the Annual Long-Term Incentive Plan in November 2022 and February 2023, the Committee considered the following factors:

•Updated market competitiveness analysis by the independent compensation consultant;

•Increased size, geographic scope, and business complexity of the Company following integration of JOTEC AG, the acquisition of Ascyrus Medical LLC, the distribution agreement with Endospan, Ltd., the divestiture of PerClot with a transition manufacturing agreement, and continued expansion into Asia Pacific and Latin America, resulting in significant growth in those regions;

•Regulatory and clinical challenges associated with the transition to the MDR in Europe and the introduction of some of the JOTEC stent graft products into the U.S. market;

•2022 personal and Company performance;

•The Committee’s continued desire to have a mix of value among stock options, restricted stock, and performance stock units for the annual awards;

•The compensation program’s design, which emphasizes pay-for-performance and aligns executive officer performance (and resulting compensation) with stockholder interests;

•Performance and retention incentives achieved through the use of annual equity grants; and

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•The parameters of Artivion’s stockholder-approved equity plan, the 2020 ECIP, and the availability of shares under that plan.

The Committee determined vesting schedules in consultation with Willis Towers Watson and management and believed that such vesting provided the appropriate long-term incentive and retention for executive officers’ continued employment. All annual long-term incentive (time-based) awards vest over a three-year period.

Analysis – Plan Payout – PSUs Earned

In arriving at its decision in February 2024 to certify the PSUs earned by NEOs, the Committee took into consideration the Company’s actual performance results relative to the above-described metrics. As it relates to the revenue metric, in 2023, the Company achieved record levels of annual total revenue and significant constant currency revenue growth of 13.1% as compared to 2022. The following table presents the threshold, target, and maximum performance levels associated with threshold, target, and maximum award opportunities, which fall on a sliding scale for the 2023 annual PSU award grants. The table also provides the actual performance level for 2023, as certified by the Committee, together with the associated level of shares that were earned.

2023 Performance Stock Units – Annual Award Actual vs. Threshold/Target/Maximum Performance
Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Target (%)
Revenue Growth Rate; Constant Currency (2023 v. 2022)	5.0% growth	9.0% growth	11.0% growth	13.1% growth	150.0
Financial Metric Potential Payouts (%)	30	100	150	—	—
2023 Adjusted EBITDA	$41,793,000	$49,168,000	$54,085,000	$53,800,000	147.3
Financial Metric Potential Payouts (%)	60	100	150	—	—
- Each performance measure is weighted at 50%. - The combined resulting final payout was 148.6% of target.

See Appendix A for further details regarding the adjusted EBITDA measure.

The 2023 PSU payouts in early 2024 were based on the same, strong constant currency revenue growth results set forth above with respect to the 2023 Cash Bonus Plan, combined with the adjusted EBITDA results set forth in the above table, resulting in a payout of 148.6% of target.

The PSU awards will vest based on the executive officer’s continued service: 50% of the shares earned vested on February 23, 2024 (following the Committee’s certification of the adjusted payout of shares under the performance metric); 25% of the shares earned will vest on February 22, 2025; and the remaining 25% of the shares earned will vest on February 22, 2026, assuming that (i) the executive officer continues to be employed by the Company on those dates, (ii) if the executive officer is no longer employed, the Committee waives the employment requirement, or (iii) the executive officer has retired in accordance with the definition of Retirement set forth in Artivion’s PSU grant agreement.

The following table shows the target payout and the adjusted payout of PSUs granted to each NEO based on the 2023 performance metrics.

2023 Annual Incentive Program (Annual PSU Plan) Actual vs. Target Payout
Executive Officer	Actual Payout (Shares)	Target Payout (Shares)	Payout % of Target (%)
Mackin	58,646	39,466	148.6
Lee	22,396	15,072	148.6
Berry	—	—	—
Holloway	12,836	8,638	148.6
Davis	12,736	8,571	148.6
Horton	6,416	4,318	148.6

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2023 Long-Term Incentives – 2023 LTIP PSU and Program Design

As previously discussed, in February 2023, the Committee also decided to award executives the 2023 LTIP PSU, pursuant to the metrics, number of shares, and maximum payouts as set forth above at page 28.

For 2023, and as further described under Analysis below, the 2023 LTIP PSU was subject to a single performance measure—constant currency revenue growth in 2023 as compared to 2022.

The following table provides the 2023 target shares awarded through the 2023 LTIP PSU to the NEOs as approved by the Committee. The target number of shares under the 2023 LTIP PSU was one-third of the target number of shares in the first tranche of the 2019 LTIP (which, again, was completely forfeited as of December 31, 2021).

2023 LTIP PSU Grant Level
Executive Officer	Performance Stock Units(1) (#)
Mackin	20,202
Lee	3,367
Berry(2)	—
Holloway	2,693
Davis	2,693
Horton	1,683

(1)Reflects the target 2023 LTIP PSU award level. The actual number of shares earned under the 2023 LTIP PSU plan was based on a performance factor determined by the Committee. Actual earned shares cliff vest on the later of the first anniversary of the award date or the first available date after the Committee certifies the prior year’s financial metric results (determined to be February 23, 2024, the date that the Company filed its Form 10-K for fiscal 2023).

(2)Mr. Berry did not receive a 2023 LTIP PSU grant given his December 4, 2023 start date.

Analysis – Plan Payout – 2023 LTIP PSUs Earned

In arriving at its decision in February 2024 to certify the 2023 LTIP PSUs earned by NEOs, the Committee took into consideration the Company’s actual performance results relative to the above-described financial metrics (see page 28). The following table presents the threshold, target, and maximum performance levels associated with threshold, target, and maximum award opportunities, which fall on a sliding scale for the 2023 LTIP PSU award grants. The table also provides the actual performance level for 2023, as certified by the Committee, together with the associated level of shares that were earned.

2023 LTIP PSU Award Actual vs. Threshold/Target/Maximum Performance
Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Target (%)
Revenue Growth Rate; Constant Currency (2023 v. 2022)	8.5% growth	9.0% growth	11.0% growth	13.1% growth	200.0
Financial Metric Potential Payouts (%)	10	100	200	—	—

The 2023 LTIP PSU payouts in early 2024 were based on actual financial performance results of Artivion relative to the pre-determined goals set forth above, which exceeded the target for payout under the plan. Specifically, the Company achieved record levels of annual total revenue and significant, above-target constant currency revenue growth of 13.1%. This level of constant currency revenue growth resulted in a maximum payout of 200% of target.

The 2023 LTIP PSU awards vested on February 23, 2024 (following the Committee’s certification of the adjusted payout of shares under the performance metric).

ARTIVION, INC. | 2024 Proxy Statement	39

The following table shows the target payout and the adjusted payout of 2023 LTIP PSUs granted to each NEO.

2023 LTIP PSU Award Actual vs. Target Payout
Executive Officer	Actual Payout (Shares)	Target Payout (Shares)	Payout % of Target (%)
Mackin	40,404	20,202	200.0
Lee	6,734	3,367	200.0
Berry	—	—	—
Holloway	5,386	2,693	200.0
Davis	5,386	2,693	200.0
Horton	3,366	1,683	200.0

2023 Annual Target Total Direct Compensation

The Committee believed that the blend of annual salary, cash bonus, stock options, RSUs, and PSUs (including the 2023 LTIP PSU) appropriately achieved the performance, stockholder alignment, and retention objectives of Artivion’s compensation program. The Committee believes that the use of multiple award types is a common practice among industry peers and that the use of PSUs creates an even stronger alignment between pay and performance. The Committee believes that, in addition to incenting long-term performance, annual equity awards encourage continuous performance and retention by reflecting Company success (and changes in the stock price) year over year.

The Committee used a value-based approach, rather than number of shares, to determine the size of 2023 annual equity grants, as it believed that such an approach more accurately matched the intended value of the equity and intended compensation. For the 2023 LTIP PSU, the Committee used number of shares for the reasons set forth above at page 28. The Committee applied vesting schedules for the 2023 equity awards that it believes provided the appropriate annual long-term incentive to retain executive officers.

In determining the individual components of the executive officers’ 2023 annual compensation (i.e., salary, target short-term incentive, and annual long-term incentive), the Committee evaluated the resulting target annual total direct compensation against market benchmarks, as set forth below, accounting for the Committee’s desire to have target annual total direct compensation generally within a competitive range of the Company’s peer group median. The following table summarizes the NEOs’ 2023 target annual total direct compensation (inclusive of the accelerated November 2022 equity grants), the peer group median, and the primary rationale for each NEO’s compensation at the level shown.

Executive Officer	2023 Target Total Direct Compensation Opportunity(1) ($)	Peer Median(2) ($)	Primary Rationale(3)
Mackin	4,933,678	4,705,000	Within a competitive range of the 50th percentile
Lee	1,849,964	1,755,000	Within a competitive range of the 50th percentile
Berry(4)	—	—	—
Holloway	1,264,160	1,210,000	Within a competitive range of the 50th percentile
Davis	1,230,202	1,155,000	Within a competitive range of the 50th percentile
Horton(5)	1,162,735	795,000	Within a competitive range of the 50th percentile

(1)Equity grant value based on a grant date closing share price of $11.03 for the November 2022 RSU grant, a grant date Black-Scholes Option Value of $4.60 for the November 2022 option grant, a grant date closing share price of $13.44 for the February 2023 annual PSU and 2023 LITP PSU grants, and a grant date closing share price of $17.83 for Ms. Horton’s one-time performance and retention RSU grant. Performance stock units are included at target award levels/values.

(2)Based on data provided by Willis Towers Watson in the 2022 Study.

(3)Competitive range for Chief Executive Officer, Chief Financial Officer, and Senior Vice Presidents total direct compensation is intended to be positioned at the market median; however, including the 2023 LTIP PSU grant value and tranche 3 of the 2019 LTIP, total direct compensation is intended to fall between the market median and 75th percentile, driven by superior performance. Willis Towers Watson provided guidance for compensation for all NEOs in the 2022 Study.

(4)There is no 2023 target compensation or peer median data for Mr. Berry given his December 4, 2023 start date.

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(5)Ms. Horton’s 2023 target total direct compensation opportunity includes a one-time performance and retention RSU grant made in December 2023 valued at $360,000. That grant is not reflected in the Peer Median values for Ms. Horton’s position in the 2022 Study.

2019 Long-Term Incentives – Tranche Three of the 2019 LTIP and Program Design

As previously discussed, in February 2019, the Committee approved the 2019 LTIP, a long-term incentive, performance-based equity grant, that included three performance periods, or “tranches,” spanning a total of five years. The third tranche of the 2019 LTIP covered fiscal 2023.

For the third tranche of the 2019 LTIP, and as further described under Analysis below, the 2019 LTIP was subject to a single performance measure—constant currency revenue growth in 2023 as compared to 2022, subject to a gross margin modifier.

The following table provides the target shares awarded through the 2019 LTIP to the NEOs as approved by the Committee. The target number of shares under tranche three of the 2019 LTIP was one-fifth of the target number of shares in all three tranches of the 2019 LTIP.

Tranche Three of the 2019 LTIP PSU Grant Level
Executive Officer	Performance Stock Units(1) (#)
Mackin	20,202
Lee	3,367
Berry(2)	—
Holloway	2,694
Davis	2,694
Horton	1,684

(1)Reflects the target tranche three 2019 LTIP award level. The actual number of shares earned under tranche three of the 2019 LTIP was based on a performance factor determined by the Committee. Actual earned shares cliff vested on the later of the fifth anniversary of the original 2019 LTIP award date or the first available date after the Committee certifies the prior year’s financial metric results (determined to be March 1, 2024, the fifth anniversary of the original 2019 LTIP award date).

(2)Mr. Berry did not receive a 2019 LTIP grant given his December 4, 2023 start date.

Analysis – Plan Payout – 2019 LTIP PSUs Earned

In arriving at its decision in February 2024 to certify the tranche three 2019 LTIP PSUs earned by NEOs, the Committee considered the Company’s actual performance results relative to the above-described financial metrics (see page 28). The following table presents the threshold, target, and maximum performance levels associated with threshold, target, and maximum award opportunities, which fall on a sliding scale for the tranche three 2019 LTIP award grants. The table also provides the actual performance level for 2023, as certified by the Committee, together with the associated level of shares earned.

Tranche Three of the 2019 LTIP Award Actual vs. Threshold/Target/Maximum Performance
Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Target (%)
Revenue Growth Rate; Constant Currency (2023 v. 2022)	8.5% growth	9.0% growth	11.0% growth	13.1% growth	250.0
Financial Metric Potential Payouts (%)	10	100	250	—	—

- The final payout was subject to a gross margin modifier of 85% as a result of the Company’s 2023 gross margin being < 66%

- The resulting final payout was 212.5% of target, except for the Company’s Chief Executive Officer, Mr. Mackin, who is subject to a different payout scale. Mr. Mackin’s final payout was 141.66%

The tranche three 2019 LTIP payouts in early 2024 were based on actual financial performance results of Artivion relative to the pre-determined goals set forth above, which exceeded the target for payout under the plan. Specifically, the Company achieved record levels of annual total revenue and significant, above-target constant currency revenue growth of 13.1% as

ARTIVION, INC. | 2024 Proxy Statement	41

compared to 2022. This level of constant currency revenue growth resulted in a maximum payout of 250% of target for all NEOs except for the Company’s Chief Executive Officer, Mr. Mackin, who is subject to a different payout scale and lower payouts at maximum performance (for Mr. Mackin, the maximum is 166.66% of target). In addition, payouts were subject to an 85% gross margin modifier as a result of the Company failing to achieve a gross margin of at least 66% in fiscal 2023 (the Company’s gross margin was 64.7%), which resulted in a final payout of 212.5% for all NEOs except for Mr. Mackin, whose final payout was 141.66%. Continued high levels of inflation primarily drove the Company’s underperformance on gross margin, a factor over which management had no control. Nonetheless, the Committee determined to make no adjustments for inflation, given the plan’s design and that the 2023 LTIP PSU was not subject to a gross margin modifier.

The tranche three 2019 LTIP awards vested on March 1, 2024 (following the Committee’s certification of the adjusted payout of shares under the performance metric).

The following table shows the target payout and the adjusted payout of 2019 LTIP PSUs granted to each NEO.

Tranche Three of the 2019 LTIP Award Actual vs. Target Payout
Executive Officer	Actual Payout (Shares)	Target Payout (Shares)	Payout % of Target (%)
Mackin	28,618	20,202	141.66
Lee	7,154	3,367	212.5
Berry	—	—	—
Holloway	5,724	2,694	212.5
Davis	5,724	2,694	212.5
Horton	3,578	1,684	212.5

November 2022 Acceleration of a Portion of the 2023 Annual Equity Grant

For the reasons explained in detail in the Company’s 2023 Proxy Statement, in November 2022, the Committee decided to accelerate into November 2022 a portion of the executives’ annual equity grants intended for 2023. These November 2022 grants, which consisted of RSUs and stock options, were considered by the Committee to be part of executives’ 2023 compensation; however, the November 2022 awards are not included in the 2023 Summary Compensation Table values at page 46 due to the actual timing of the awards and applicable regulatory requirements. Accordingly, for reference, the below table provides a comparison of the NEOs’ 2022 summary compensation totals exclusive of the November 2022 grants, and their 2023 summary compensation totals inclusive of the November 2022 grants.

Comparison of 2022 and 2023 Summary Compensation Totals Subtracting the November 2022 Grants for 2022 and Adding the November 2022 Grants for 2023
Executive Officer	2022 ($)(1)	2023 ($)(2)
Mackin	4,636,336	5,756,417
Lee	1,520,214	2,185,915
Berry(3)	—	1,638,357
Holloway	1,171,379	1,488,719
Davis	1,136,589	1,445,406
Horton(4)	—	1,322,922

(1)Amount represents the total compensation for 2022 as reported in the Summary Compensation Table on page 46, subtracting the 2023 accelerated annual RSU and option grants. The total grant date fair values of those accelerated 2023 RSU and option grants were as follows: Mr. Mackin’s was $2,580,004; Mr. Lee’s was $809,998; Ms. Holloway’s was $495,000; and Mr. Davis’s was $492,001.

(2) Amount represents the total compensation for 2023 as reported in the Summary Compensation Table on page 46, with the addition of the 2023 accelerated annual RSU and option grants. The total grant date fair values of those accelerated 2023 RSU and option grants were as follows: Mr. Mackin’s was $2,580,004; Mr. Lee’s was $809,998; Ms. Holloway’s was $495,000; Mr. Davis’s was $492,001; and Ms. Horton’s was $260,998.

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(3) Mr. Berry’s total 2023 compensation consists only of (1) his prorated salary for 2023, (2) his $100,000 sign-on bonus, and (3) his one-time, new-hire grant valued at $1,500,000.

(4) Because Ms. Horton was not an NEO in 2022, she has no 2022 total compensation listed in the Summary Compensation Table on page 46.

Equity and Cash Incentive Plans

In May 2015, the stockholders approved certain amendments to the 2009 Equity and Cash Incentive Plan (the “2009 ECIP”) that were recommended by the Board of Directors based on management’s recommendation and in consultation with Willis Towers Watson. The 2015 amendments included new provisions for cash-based incentive payments that were intended to comply with the requirements to be “qualified performance-based compensation” under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (as amended, the “Code”). In May 2016, the stockholders approved certain further amendments to the 2009 ECIP that were also recommended by the Board of Directors based on management’s recommendation and in consultation with Willis Towers Watson. The 2016 amendments included a separate, lower cap for awards to individual non-employee directors and a higher annual cap for awards to individual employees. In May 2018, the stockholders approved a proposal for authorization of an additional 1.9 million shares for the 2009 ECIP, which were registered in February 2019. The 2009 ECIP expired May 21, 2021.

At the 2020 Annual Meeting, the stockholders approved the 2020 ECIP and 2,675,000 shares of initial funding. In May 2023, the stockholders approved a proposal for authorization of an additional 3.04 million shares for the 2020 ECIP, which were registered in June 2023. All equity and incentive cash compensation delivered for work or performance in 2023 was issued under the 2020 ECIP.

2023 Deferred Compensation

The Artivion, Inc. Executive Deferred Compensation Plan allows certain key employees of Artivion, including the NEOs, to defer receipt of up to 75% of each of their salaries, commissions, and/or the cash portion of any bonus awarded pursuant to the short-term executive officer incentive plan. The plan’s administrative committee, subject to ratification and approval of the Committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. For 2023, these percentages ranged from 0% to 75% for each of base salary and commissions and were 0% of the annual cash bonus. Because this plan provides for tax-deferred growth of deferred compensation, it is an incentive that the Company uses to attract and retain executive officer-level talent.

2023 Perquisites

It is Artivion’s policy not to provide perquisites to its executive officers without prior approval of the Committee. To the extent that perquisites are incidental to a business-related expense, such as personal use of a business club, the NEOs are generally required to reimburse Artivion for any incremental cost of such personal benefit. Other than these incidental personal benefits, none of our NEOs receive any perquisites that are not also provided on a non-discriminatory basis to all full-time employees, except for Mr. Mackin, whose compensation is discussed at Employment, Separation and Release, and Change of Control Agreements below, and except for supplemental disability insurance and airline club memberships provided to certain of the NEOs. In keeping with Artivion’s practice with respect to all full-time employees, NEOs are also eligible to receive certain benefits upon achieving employment milestones, including receiving $5,000 upon reaching 15 years of service with Artivion and $10,000 upon reaching 20 and 25 years of service with Artivion.

EMPLOYMENT, SEPARATION AND RELEASE, AND CHANGE OF CONTROL AGREEMENTS

Employment Agreement with J. Patrick Mackin

In July 2014, the Board of Directors appointed Mr. Mackin as President and Chief Executive Officer effective September 3, 2014, and Artivion and Mr. Mackin entered into an employment agreement (the “Mackin Agreement”). The Mackin Agreement addresses Mr. Mackin’s role and responsibilities as our President and Chief Executive Officer, his rights to compensation and benefits during active employment, and his termination benefits. The Board of Directors determined that it was appropriate to provide Mr. Mackin with an employment agreement due to the Company’s desire to attract and retain high-performing individuals for this role.

The material terms of the Mackin Agreement and his potential termination payments are further described and quantified at Potential Payments Upon Termination or Change of Control – J. Patrick Mackin beginning on page 56.

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Employment Agreements with Other Named Executive Officers

Artivion is not party to employment agreements with Messrs. Lee, Berry, or Davis or with Mses. Horton or Holloway that provide any guarantee of employment. They are at-will employees.

Change of Control Agreements with Other Named Executive Officers

On November 21, 2016, Artivion entered into change of control agreements with Mr. Lee, Ms. Holloway, Mr. Davis, and Ms. Horton. In August 2022, Artivion entered into new change of control agreements with Mr. Lee, Ms. Holloway, Mr. Davis, and Ms. Horton; however, these new agreements contained only minor, non-substantive revisions to reflect Artivion’s rebranding and reincorporation into Delaware. In December 2023, Artivion entered into a change of control agreement with Mr. Berry, and Mr. Lee’s rights under his change of control agreement expired upon his retirement from the Company on December 31, 2023. Mr. Mackin’s change of control arrangements are set forth in the Mackin Agreement. The change of control agreements, which automatically renew absent Company action, generally provide that the Company will pay a severance payment if the NEO is terminated by the Company without cause or the NEO terminates his or her own employment for good reason during a period extending from six months before to two years after a change of control of Artivion. This is a “double-trigger” provision that requires not only a change of control of Artivion but also an employment action before payments are required pursuant to the agreements. The Committee approved termination payments under the agreements for certain NEOs based on their officer status and ability to influence decisions regarding whether or not a change of control transaction should be pursued, with Mr. Berry, Ms. Holloway, and Mr. Davis each receiving a payment of 1.5x base salary and cash bonus plus healthcare coverage, and Ms. Horton receiving a payment of 1x base salary and cash bonus plus healthcare coverage.

ADDITIONAL POLICIES AND PRACTICES

Clawback Policy

Artivion has a standalone Clawback Policy that requires the Company, acting through the Committee, to recover excess incentive compensation—in cash bonus or equity form—that was paid to any current or former officer during the three fiscal years prior to the Company issuing a material accounting restatement of its previously issued financial statements, or issuing a restatement that corrects errors that are not material to previously issued financial statements, but that would result in a material misstatement if corrected or left uncorrected in a current financial reporting period, as a result of noncompliance with any financial reporting requirement under federal securities law, unless the Committee determines that such recovery would be impracticable, as that term is defined in the Clawback Policy. Excess incentive compensation is defined in the Clawback Policy as incentive compensation that would not have been earned under the restated financial statements. The Clawback Policy does not require fault or negligence on the part of the officer for the clawback to occur.

The Committee shall determine in its sole discretion, after consultation with its advisors and with the Audit Committee, whether a restatement of the Company’s financial statements is “material,” “corrects errors that are not material to previously issued financial statements, but that would result in a material misstatement if corrected or left uncorrected in a current financial reporting period,” or was “a result of noncompliance with any financial reporting requirement under the federal securities laws.”

Stock Ownership Guidelines

Artivion maintains stock ownership guidelines for executive officers that have been recommended and approved by the Committee, the Corporate Governance Committee, and the Board of Directors. The current stock ownership guidelines were adopted in November 2015 and require the following stock ownership requirements:

a.Section 16 Officers: Each Section 16 officer of the Company shall continuously hold a value of the Company’s common stock equal to the value of a multiple of that officer’s then-current base salary at Artivion. The multiples applicable to such officers are as follows:

i.Chief Executive Officer and President: 4x base salary;

ii.Executive Vice Presidents and Senior Vice Presidents: 2x base salary; and

iii.All other Section 16 officers: 1x base salary.

ARTIVION, INC. | 2024 Proxy Statement	44

b.Retention requirements: Each Section 16 Officer who has not yet acquired ownership of the required value of common stock set forth above must retain at least 50% of the net number of shares acquired upon the exercise of any employee stock option or the vesting of any performance shares, restricted stock, or restricted stock units (the net number of shares acquired shall be the number of shares remaining after shares are tendered, sold, or netted to pay any applicable exercise price and withholding taxes).

c.Waivers: The Chairs of the Committee and the Corporate Governance Committee shall have the authority to grant waivers from these stock ownership requirements in compelling circumstances such as undue hardship.

d. Qualifying shares: For purposes of satisfying these stock ownership requirements, the following shall be included: shares owned directly or indirectly (1) through a stock purchase plan sponsored by the Company; (2) by the person’s spouse; (3) in a revocable trust of which the person or the person’s spouse is the trustee; (4) any other shares related to or underlying vested or unvested restricted stock awards and performance share awards (after performance metric has been certified); or (5) vested RSUs and vested PSUs (at actual, earned levels and only if and to the extent that any applicable performance criteria have been satisfied). It shall not include shares held through any other form of indirect beneficial ownership or shares underlying unexercised options or unvested PSUs whose performance metric requirements were not met.

These guidelines became effective for all currently employed NEOs on November 17, 2015. As shown in the below table, as of March 18, 2024, all of our NEOs are in compliance with the guidelines.

Executive Officer Stock Ownership
Executive Officer	2023 Base Salary ($)(1)	Multiple	Required Value ($)	Owned Shares(2)	Value of Owned Shares(3)
Mackin	$775,869	4x	$3,103,476	666,179	13,263,615
Lee	$495,086	2x	$990,172	379,651	7,558,857
Berry	$500,000	2x	$1,000,000	79,064	1,574,164
Holloway	$411,245	2x	$822,490	161,353	3,212,539
Davis	$391,207	2x	$782,414	157,414	3,134,121
Horton	$329,347	2x	$658,694	135,723	2,702,242

(1)Except for Mr. Berry, this amount represents the base salary as reported in the Summary Compensation Table on page 46.

(2)Amount includes: (1) shares held of record by the spouses of executive officers as of March 18, 2024; and (2) shares of unvested restricted common stock subject to forfeiture held as of March 18, 2024. Amount does not include unexercised stock options or shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024.

(3)Based on the closing price of the Company’s common stock on the NYSE on March 18, 2024 of $19.91.

Insider Trading Policy

All Artivion employees, including NEOs, are expressly prohibited under the Artivion, Inc. Insider Trading Policy and Guidelines with Respect to Certain Transactions in Securities (the “Insider Trading Policy”), which is available for review at https://investors.artivion.com/ corporate-governance/cryolifes-code-conduct, from engaging in derivative securities or hedging transactions with respect to the Company’s securities. Specifically, NEOs are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities, including but not limited to prepaid variable contracts, equity swaps, collars, and exchange funds. Stock options, stock appreciation rights, and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

Furthermore, a short sale, which is the sale of a security that must be borrowed to make delivery, and “selling short against the box,” which is transacting a sale with a delayed delivery, are prohibited with respect to Company securities under the Insider Trading Policy and NEOs may not engage in such transactions.

Equity Grants and Inside Information

The Committee generally adheres to a policy that the Company will not make equity grants during regular quarterly financial blackout periods and until two full trading days after the conclusion of such blackout period. Unless the Committee determines otherwise, such grant(s) may be made during special blackout periods outside the regular quarterly financial blackout period, depending upon the extent and nature of both the special blackout period and the equity grant(s) at issue.

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TAX IMPACT OF COMPENSATION DECISIONS

Section 162(m)

Section 162(m) places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that is deductible by the Company for federal income tax purposes. Following changes to the law in 2018, Section 162(m) no longer contains an exception for “performance-based” compensation for arrangements that are not considered “grandfathered.” The Committee makes compensation decisions as appropriate to implement the Company’s Compensation Philosophy, with tax factors (including deductibility to the Company under Section 162(m)) being only one of many factors considered in implementing the Compensation Philosophy.

Section 409A

Since Section 409A of the Code, which deals with deferred compensation arrangements, was enacted, the Committee’s policy has been to structure all executive officer compensation arrangements to comply, to the extent feasible, with the provisions of Section 409A so that executive officers do not have to pay additional tax and Artivion does not incur additional withholding obligations. The Committee intends to continue this practice.

FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that look forward in time or that express management’s beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include those regarding future plans and intentions of the Committee and/or Board of Directors related to compensation decisions and expectations that certain performance targets for management are achievable. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. Along with risks specific to our business, management’s ability to attain certain performance targets is subject to risks affecting the economy generally and other factors that are beyond our control. For additional risks impacting the Company’s business, see the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 at page 25. The Company assumes no obligation, and expressly disclaims any duty, to update publicly any such forward-looking statements, whether as a result of new information, future event, or otherwise.

REPORT OF THE COMPENSATION COMMITTEE

The Committee reviewed and discussed the Compensation Discussion and Analysis with management. In reliance on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Artivion’s 2024 Proxy Statement on Schedule 14A, for filing with the SEC.

Compensation Committee
DANIEL J. BEVEVINO, CHAIR
JAMES W. BULLOCK
ANTHONY B. SEMEDO

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to each of the Named Executive Officers — Mr. Mackin, our Chief Executive Officer; Mr. Lee, our former Chief Financial Officer; Mr. Berry, our current Chief Financial Officer; and Mses. Horton and Holloway and Mr. Davis, who were the three most highly compensated of the other executive officers of Artivion employed at the end of fiscal 2023.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation(6) ($)	Total(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Patrick Mackin, Chairman, President and Chief Executive Officer	2023	775,869	—	801,938	—	1,551,738	—	46,868	3,176,413
	2022	749,632	—	3,419,012	2,168,245	835,090	—	44,361	7,216,340
	2021	727,798	79,985	2,152,656	824,838	799,850	—	43,439	4,628,566
D. Ashley Lee, Executive Vice President, Chief Financial Officer	2023	495,086	—	247,820	—	594,103	—	38,908	1,375,917
	2022	478,344	—	888,884	615,900	319,725	—	27,359	2,330,212
	2021	464,412	30,623	472,328	194,261	306,233	—	34,196	1,502,053
Lance A, Berry, Executive Vice President, Chief Financial Officer(8)	2023	38,356	100,000	750,001	750,000	—	—	—	1,638,357
Amy D. Horton, Vice President, Chief Accounting Officer(8)	2023	329,347	—	440,659	—	263,478	—	28,440	1,061,924
Jean F. Holloway, Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer	2023	411,245	—	152,289	—	411,245	—	18,940	993,719
	2022	397,337	—	620,488	409,167	221,317	—	18,070	1,666,379
	2021	385,765	21,198	766,546	169,759	211,978	—	22,687	1,577,933
John E. Davis, Senior Vice President, Chief Commercial Officer	2023	391,207	—	151,388	—	391,207	—	19,603	953,405
	2022	379,812	—	613,677	405,000	211,556	—	18,545	1,628,590
	2021	368,750	20,263	367,052	150,011	202,628	—	17,928	1,126,632

(1)For 2023, amount represents the base salary as approved in February 2023, other than Mr. Berry, whose base salary for 2023 was approved in November 2023 and is prorated based on the term of his employment.

(2)For 2023, 2022, and 2021, amounts represent the personal performance component of the annual award paid pursuant to the applicable short-term incentive plan for that year and the 2020 ECIP. For 2023, Mr. Berry received a sign-on bonus of $100,000 to assist with, among other things, his relocation.

(3)Amount reflects the aggregate grant date fair value of restricted stock and performance stock unit awards as calculated in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions we used in valuing these awards. Mr. Berry’s stock award consisted only of RSUs and was part of his one-time, new-hire grant. The annual PSU awards paid out at 148.6% of target and the 2023 LTIP PSU awards paid out at 200% of target. If the 2023 performance-based shares (i.e., the 2023 annual PSU and 2023 LTIP PSU) were awarded at maximum payouts, it would change the stock awards to the following amounts: for Mr. Mackin $1,338,664; for Mr. Lee $394,356; for Ms. Horton $492,295; for Ms. Holloway $246,530; and for Mr. Davis $245,179. The amount of Ms. Horton’s award also includes a one-time performance and retention RSU grant with a grant date fair value of $360,005. For 2022, and for the reasons described in our 2023 Proxy Statement, the amounts include a 2023 annual RSU grant that was accelerated to November 2022. The grant date fair values of those accelerated 2023 RSU grants were as follows: Mr. Mackin’s was $1,290,003; Mr. Lee’s was $405,000; Ms. Holloway’s was $247,502; Mr. Davis’s was $246,002; and Ms. Horton’s was $130,496. In addition, for 2022, the reported amounts are lower than the amounts that appeared in our 2023 Proxy Statement, (i) because our 2023 Proxy Statement included the value of the 2019 LTIP awards for performance period 2, which we had already fully disclosed in our 2020 Proxy Statement and (ii) as a result of corrections made to resolve discrepancies between the stock awards reported in the Summary Compensation Table and those reported in the Grants of Plan-Based Awards table in our 2023 Proxy Statement. For 2021, Ms. Holloway’s award also includes a one-time retention grant of restricted stock with a grant date fair value of $360,004. In

ARTIVION, INC. | 2024 Proxy Statement	47

addition, for 2021, the reported amounts are lower than the amounts that appeared in our 2022 and 2023 Proxy Statements as a result of corrections made to resolve discrepancies between the stock awards reported in the Summary Compensation Table and those reported in the Grants of Plan-Based Awards table in those Proxy Statements.

(4) Amount reflects the aggregate grant date fair value of stock option awards as calculated in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures. See Notes 1 and 15 of the Notes to Consolidated Financial Statements filed with Artivion’s Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions we used in valuing the stock option awards. Mr. Berry’s option award was part of his one-time, new-hire grant. For 2022, and for the reasons described in our 2023 Proxy Statement, the amounts include a 2023 annual option grant that was accelerated to November 2022. The grant date fair values of those accelerated 2023 option grants were as follows: Mr. Mackin’s was $1,290,003; Mr. Lee’s was $405,000; Ms. Holloway’s was $247,502; and Mr. Davis’s was $246,002.

(5)For 2023 and 2022, the amounts represent the revenue performance components of the awards earned pursuant to the applicable short-term incentive plan. For 2021, the amounts represent the non-financial and revenue performance components of the awards earned pursuant to the applicable short-term incentive plan.

(6)Amounts include matching contributions and true-ups under the Company’s 401(k) plan, reimbursement of club dues, and disability insurance premiums for NEOs. Fiscal 2021 amounts include for Mr. Mackin, an $18,004 auto allowance. Fiscal 2022 amounts also include for Mr. Mackin, an $18,000 auto allowance. Fiscal 2023 amounts also include for Mr. Mackin, an $18,000 auto allowance, and for each of Mr. Lee and Ms. Horton a $10,000 award for length of service to Artivion.

(7) For 2022, and for the reasons described in the Compensation Discussion and Analysis under the heading “November 2022 Acceleration of a Portion of the 2023 Annual Equity Grant,” the total amounts include a portion of the 2023 annual equity grant accelerated to November 2022, split equally between RSUs and options. The total grant date fair values of those accelerated 2023 RSU and option grants were as follows: Mr. Mackin’s was $2,580,004; Mr. Lee’s was $809,998; Ms. Horton’s was $260,998; Ms. Holloway’s was $495,000; and Mr. Davis’s was $492,001. Except for Mr. Berry, the NEOs total 2023 compensation, inclusive of the 2023 accelerated annual RSU and option grants was as follows: Mr. Mackin’s was $5,756,417; Mr. Lee’s was $2,185,915; Ms. Horton’s was $1,322,922; Ms. Holloway’s was $1,488,719; and Mr. Davis’s was $1,445,406.

(8)Only 2023 compensation is presented for Mr. Berry who was appointed Chief Financial Officer on December 4, 2023, and Ms. Horton, who was not a named executive officer in 2021 or 2022 based on her relative compensation level in such years.

ARTIVION, INC. | 2024 Proxy Statement	48

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Committ-ee Action Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
J. Patrick Mackin	2/22/23	232,761	775,869	1,551,738
	2/22/23(2)				17,760	39,466	59,199					530,423
	2/22/23(5)				2,020	20,202	40,404					271,515
D. Ashley Lee	2/22/23	89,116	297,052	594,103
	2/22/23(2)				6,782	15,072	22,608					202,568
	2/22/23(5)				337	3,367	6,734					45,252
Lance A. Berry	12/6/23							42,064				750,001
	12/6/23								93,633	17.83	17.83	750,000
Amy D. Horton	2/22/23	39,522	131,739	263,478
	2/22/23(2)				1,943	4,318	6,477					58,034
	2/22/23(5)				168	1,683	3,366					22,620
	12/6/23							20,191				360,005
Jean F. Holloway	2/22/23	61,687	205,623	411,245
	2/22/23(2)				3,887	8,638	12,957					116,095
	2/22/23(5)				269	2,693	5,386					36,194
John E. Davis	2/22/23	58,681	195,604	391,207
	2/22/23(2)				3,857	8,571	12,857					115,194
	2/22/23(5)				269	2,693	5,386					36,194

(1)These columns represent the awards granted to NEOs in February 2023 under our 2023 short-term incentive program (the Cash Bonus Plan) using the metrics of the 2023 Cash Bonus Plan approved by the Committee. Threshold for constant currency revenue growth is 5.0%, which pays out at 30% of target. The personal performance modifier was designed to increase or decrease an award by 20%. The total cash bonus payout is capped at 200% of target. The threshold is calculated at target personal performance (no modifier up or down). While this table reflects the grant date value of the awards, the Committee adjusted the cash bonus program payout at 200% of target for all executive officers based on Company performance.

(2)These rows represent awards of performance stock units to our NEOs pursuant to the 2020 ECIP. Threshold for (i) the revenue component is 5.0% constant currency growth, which pays out at 30% of target and (ii) the adjusted EBITDA component is $41,793,000, which pays out at 60% of target, each weighted at 50%, resulting in a combined threshold payout at 45% of target. The total PSU bonus payout is capped at 150% of target. In regard to the annual PSU awards, granted February 22, 2023, 50% vested on the first anniversary of the grant date or the first available grant date following the Committee’s certification of the 2023 financial performance, whichever is later (for the 2023 award, 50% vested on February 23, 2024, the date that the Company filed its Form 10-K for fiscal 2023), 25% will vest on the second anniversary of the grant date, and 25% will vest on the third anniversary of the grant date, assuming continuous employment through the vesting date. While this table reflects the grant date value of the awards, the Committee adjusted the 2023 annual PSU award payouts to be awarded at 148.6% of target based on Company performance.

(3)This column includes a one-time, new-hire RSU grant made to Mr. Berry on December 6, 2023 and a one-time performance and retention grant made to Ms. Horton on December 6, 2023.

(4)This column represents a one-time, new-hire award of stock options to Mr. Berry pursuant to the 2020 ECIP, with one-third of the shares becoming exercisable on each of the first, second, and third anniversary of the grant date, assuming continuous employment through the vesting date. For Mr. Berry’s December 2023 grant, the exercise price of $17.83 per share is equal to the closing price of our common stock on the NYSE on the date of issuance, December 6, 2023, and the value of the options is based on an option value of $8.01. These options have a seven-year term.

(5)These rows include the 2023 LTIP PSU granted to our NEOs on February 22, 2023. Threshold for the constant currency revenue component is 8.5% growth, which pays out at 10% of target. The total 2023 LTIP PSU bonus payout is capped at 200% of target. Shares earned pursuant to the 2023 LTIP PSU awards and their requisite performance metrics, granted February 22, 2023, cliff vest on the later of the first anniversary of the grant date or the first available grant date following the Committee’s certification of the 2023 financial performance (for the 2023 awards, this was February 23, 2024, the date that the Company filed its Form 10-K for fiscal 2023). While this table reflects the grant date value of the awards, the Committee adjusted the 2023 LTIP PSU award payouts to be at 200% of target based on Company performance.

ARTIVION, INC. | 2024 Proxy Statement	49

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Equity Awards

Equity awards, including long-term performance annual awards, granted in fiscal 2023 to our Named Executive Officers were subject to the terms of the 2020 ECIP and the equity grant agreements.

Actual Cash Compensation in Proportion to Target Total Direct Compensation

Salary (actual as paid) and Bonus Payouts (as adjusted and paid) in Proportion to Target Total Direct Compensation
Executive Officer	% Salary	Short-Term Incentive (Cash Bonus)
		% Bonus(1)	% Non-Equity Incentive Plan(2)
J. Patrick Mackin	15.7	0.0	31.5
D. Ashley Lee	26.8	0.0	32.1
Lance A. Berry(3)	—	—	—
Amy D. Horton	28.3	0.0	22.7
Jean F. Holloway	32.5	0.0	32.5
John E. Davis	31.8	0.0	31.8

(1)Consistent with the Summary Compensation Table on page 46, the Bonus represents the personal performance component of the annual award paid pursuant to the short-term incentive plan.

(2) Amounts represent the constant currency revenue performance component of the awards earned pursuant to the applicable short-term incentive plan and the 2020 ECIP.

(3) Mr. Berry was not eligible for a cash bonus given his December 4, 2023 start date.

ARTIVION, INC. | 2024 Proxy Statement	50

Outstanding Equity Awards on December 31, 2023(*)

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
J. Patrick Mackin	59,225		16.30	2/21/2024
	75,615		21.55	3/12/2025
	61,842		29.62	3/5/2026
	86,296		26.24	2/19/2027
	62,346	31,173(1)	24.90	2/17/2028
	42,182	84,364(2)	18.44	2/23/2029
	93,479	186,956(3)	11.03	11/8/2029
					28,618(4)	511,690
					33,125(5)	592,275
					9,100(6)	162,708
					47,627(8)	851,571
					21,075(9)	376,821
					116,954(10)	2,091,138
					58,646(11)	1,048,590
					40,404(12)	722,424
D. Ashley Lee	25,665		16.30	2/21/2024
	21,877		21.55	3/12/2025
	15,257		29.62	3/5/2026
	21,219		26.24	2/19/2027
	14,684	7,341(1)	24.90	2/17/2028
	10,130	20,259(2)	18.44	2/23/2029
	29,348	58,695(3)	11.03	11/8/2029
					7,154(4)	127,914
					7,801(5)	139,482
					2,143(6)	38,317
					11,437(8)	204,494
					5,060(9)	90,473
					36,718(10)	656,518
					22,396(11)	400,440
					6,734(12)	120,404
Lance A. Berry		93,633(13)	17.83	12/6/2030
					42,064(14)	752,104
Amy D. Horton	12,430		21.55	3/12/2025
	7,992		29.62	3/5/2026
	10,610		26.24	2/19/2027
	7,011	3,505(1)	24.90	2/17/2028
	4,243	8,485(2)	18.44	2/23/2029
	9,457	18,913(3)	11.03	11/8/2029
					3,578(4)	63,975
					3,725(5)	66,603
					1,023(6)	18,291
					4,790(8)	85,645
					2,118(9)	37,870
					11,831(10)	211,538
					6,416(11)	114,718
					3,366(12)	60,184
					20,191(15)	361,015

ARTIVION, INC. | 2024 Proxy Statement	51

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Jean F. Holloway	21,229		16.30	2/21/2024
	19,092		21.55	3/12/2025
	12,787		29.62	3/5/2026
	16,975		26.24	2/19/2027
	12,832	6,415(1)	24.90	2/17/2028
	7,765	15,530(2)	18.44	2/23/2029
	17,935	35,869(3)	11.03	11/8/2029
					5,724(4)	102,345
					6,817(5)	121,888
					1,872(6)	33,471
					4,819(7)	86,164
					8,767(8)	156,754
					3,879(9)	69,357
					22,439(10)	401,209
					12,836(11)	229,508
					5,386(12)	96,302
John E. Davis	13,562		16.30	2/21/2024
	15,910		21.55	3/12/2025
	12,787		29.62	3/5/2026
	10,802		26.24	2/19/2027
	11,339	5,669(1)	24.90	2/17/2028
	7,637	15,274(2)	18.44	2/23/2029
	17,826	35,652(3)	11.03	11/8/2029
					5,724(4)	102,345
					6,024(5)	107,709
					1,655(6) 8,623(8)	29,591 154,179
					3,816(9)	68,230
					22,303(10)	398,778
					12,736(11)	227,720
					5,386(12)	96,302

* All values in this table are based on the closing price of the Company’s common stock on the NYSE on December 29, 2023 (the last trading day of 2023) of $17.88.

ARTIVION, INC. | 2024 Proxy Statement	52

Type of Grant		Grant Date	Vesting Rate	Vesting Dates	Conditions
(1)	Service-based stock options	2/17/2021	33 1/3% per year	2/17/2022 2/17/2023 2/17/2024	Continued employment through vesting date required.
(2)	Service-based stock options	2/23/2022	33 1/3% per year	2/23/2023 2/23/2024 2/23/2025	Continued employment through vesting date required.
(3)	Service-based stock options	11/8/2022	33 1/3% per year	11/8/2023 11/8/2024 11/8/2025	Continued employment through vesting date required.
(4)	5-Year LTIP	3/1/2019

• 60% paid in three tranches

• First Tranche – of this portion, 55.5% on third anniversary of performance period, upon certification of financial performance

• Second Tranche – of this portion, 22.25% on fourth anniversary of performance period

• Third Tranche – of this portion, 22.25% on fifth anniversary of performance period

Upon performance certification for FY 2022 1/1/2023 1/1/2024

Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.

Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.

Number of shares based on certification of performance for fiscal years 2019-2021. This portion of the LTIP, representing 60% of the entire award, was entirely forfeited.

			• 20% on fourth anniversary of performance period, upon certification of financial performance	Upon performance certification for FY 2023	Number of shares based on certification of performance for fiscal 2022, which the Compensation Committee certified in February 2023. Continued employment through vesting date required.
			• 20% on fifth anniversary of performance period, upon certification of financial performance	Upon performance certification for FY 2024	Number of shares based on certification of performance for fiscal 2023, which the Compensation Committee certified in February 2024. Continued employment through vesting date required.
(5)	Service-based restricted stock award	2/17/2021	100% cliff vesting	2/17/2024	Continued employment through vesting date required.
(6)	Performance stock units	2/17/2021	• 50% on first anniversary of grant date, following certification of financial performance • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/17/2022 2/17/2023 2/17/2024

Number of shares based on certification of performance metrics for fiscal 2021, which the Compensation Committee certified in February 2022. Number of shares shown is based on the total number of shares awarded (109.9% of target) pursuant to the performance metric. The first tranche of shares vested on 2/17/2022, and the second tranche of shares vested on 2/17/2023.

Continued employment through vesting date required.

(7)	Service-based restricted stock (one-time retention grant)	2/17/2021	33 1/3% per year	2/17/2022 2/17/2023 2/17/2024

The first tranche of shares vested on 2/17/2022, and the second tranche of shares vested on 2/17/2023. Under the terms of the grant agreement, Ms. Holloway’s retention grant will continue to vest one-third each year even if she leaves the Company by reason of death, disability, or retirement as an attorney in the medical device industry.

(8)	Service-based restricted stock unit award	2/23/2022	100% cliff vesting	2/23/2025	Continued employment through vesting date required.
(9)	Performance stock units	2/23/2022	• 50% on first anniversary of grant date, following certification of financial performance • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/23/2023 2/23/2024 2/23/2025

Number of shares based on certification of performance metrics for fiscal 2022, which the Compensation Committee certified in February 2023 (as described further above within the Compensation Discussion and Analysis). Number of shares shown is based on the total number of shares awarded (88.5% of target) pursuant to the performance metric. The first tranche of shares vested on 2/23/2023.

Continued employment through vesting date required.

(10)	Service-based restricted stock unit award	11/8/2022	100% cliff vesting	11/8/2025	Continued employment through vesting date required.

ARTIVION, INC. | 2024 Proxy Statement	53

Type of Grant		Grant Date	Vesting Rate	Vesting Dates	Conditions
(11)	Performance stock units	2/22/2023	• 50% on first anniversary of grant date, following certification of financial performance • 25% on second anniversary of grant date • 25% on third anniversary of grant date	2/23/2024 2/22/2025 2/22/2026

Number of shares based on certification of performance metrics for fiscal 2023, which the Compensation Committee determined in February 2024 (as described further above within the Compensation Discussion and Analysis). Number of shares shown reflects the total number of shares awarded (148.6% of target) pursuant to the performance metric, as none of the shares had time-vested as of 12/31/2023. The first tranche of earned shares vested on 2/23/2024.

Continued employment through vesting date required.

(12)	Performance stock units (2023 LTIP PSU)	2/22/2023	100% cliff vesting	2/23/2024

Number of shares based on certification of performance metrics for fiscal 2023, which the Compensation Committee certified in February 2024 (as described further above within the Compensation Discussion and Analysis). Number of shares shown reflects the total number of shares awarded (200% of target) pursuant to the performance metric, as none of the shares had time-vested as of 12/31/2023. All earned shares vested on 2/23/2024.

(13)	Service-based stock options (new-hire grant)	12/6/2023	33 1/3% per year	12/6/2024 12/6/2025 12/6/2026	Continued employment through vesting date required.
(14)	Service-based restricted stock (new-hire grant)	12/6/2023	100% cliff vesting	12/6/2026	Continued employment through vesting date required.
(15)	Service-based restricted stock (one-time performance and retention grant)	12/6/2023	50% per year	12/6/2024 12/6/2025	Continued employment through vesting date required.

ARTIVION, INC. | 2024 Proxy Statement	54

Option Exercises and Stock Vested(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
J. Patrick Mackin	65,549	194,615	115,792	1,568,251
D. Ashley Lee	36,822	109,343	25,229	342,413
Lance A. Berry	—	—	—	—
Amy D. Horton	35,110	118,197	12,155	165,026
Jean F. Holloway	—	—	24,988	341,103
John E. Davis	8,745	27,547	19,571	265,518

(1)This table provides information regarding stock option exercises and vesting of restricted stock and performance stock units during 2023.

(2)Value Realized on Exercise is equal to the number of shares acquired multiplied by the difference between the exercise price and the share price on the NYSE at the time of exercise without regard to any proceeds that may have been received upon any sale of the underlying shares.

(3)Value Realized on Vesting is equal to the number of shares acquired multiplied by the closing share price on the NYSE on the date of vesting, without regard to any proceeds that may have been received upon any sale of the underlying shares.

NONQUALIFIED DEFERRED COMPENSATION

The Artivion, Inc. Executive Deferred Compensation Plan allows certain key employees of Artivion, including the Named Executive Officers, to defer receipt of some or all of their salaries, commissions, and/or the cash portion of any bonus awarded pursuant to the short-term executive officer incentive plan. The plan’s administrative committee, subject to ratification and approval of the Compensation Committee, establishes the maximum and minimum percentages of bonus awards that plan participants may defer in each plan year. These percentages ranged from 0% to 75% for base salary and commissions and were 0% for the annual cash bonus for 2023. Plan participants may establish their respective deferral amounts for their base salaries and commissions prior to the beginning of each calendar year, and prior to July for their short-term incentive compensation for that year, which is calculated and paid after the completion of the plan year.

The plan provides for tax-deferred growth of deferred compensation and, pursuant to the terms of the plan, Artivion agrees to distribute to participants the deferred amounts, credited/debited with hypothetical gains and/or losses linked to the performance of investment options selected by participants from among the non-proprietary investment options available under the plan. The plan does not have investment options that provide for above-market or preferential earnings. Distribution of all deferred compensation, including any gains or losses, occurs upon death, disability, retirement, or termination. Plan participants may elect to receive the distribution in a lump sum or in annual installments of up to 15 years, or via a combination thereof, upon death, disability, or retirement. Also, a plan participant may elect to receive distributions while still employed by Artivion if at least two years have elapsed from the plan year in which the deferred amounts would have otherwise been paid to the plan participant if not for the deferral. Distributions made while the plan participant is still employed by Artivion, and distributions made pursuant to termination, will be paid in a lump sum to the plan participant. Hardship withdrawals during any plan year may be made upon the occurrence of an unforeseeable emergency for a particular plan participant or if a plan participant receives a hardship distribution under Artivion’s 401(k) plan. All deferred amounts and deemed earnings thereon are fully vested at all times.

ARTIVION, INC. | 2024 Proxy Statement	55

The following table presents components of nonqualified deferred compensation under the Executive Deferred Compensation Plan for each Named Executive Officer.

Name	Executive Officer Contributions in Fiscal 2023(1) ($)	Company Contributions in Fiscal 2023 ($)	Aggregate Earnings in Fiscal 2023(2) ($)	Aggregate Withdrawals and Distributions in Fiscal 2023 ($)	Aggregate Balance at December 31, 2023(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. Patrick Mackin	—	—	—	—	—
D. Ashley Lee	24,754	—	79,048	—	470,733
Lance A. Berry	—	—	—	—	—
Amy D. Horton	65,869	—	72,216	—	648,350
Jean F. Holloway	—	—	136,374	—	1,377,816
John E. Davis	126,934	—	110,392	—	620,439

(1)Contributions to the deferred compensation plan that relate to an executive officer’s deferrals from salary and/or annual short-term incentives are included in the amounts reflected in the “Salary” and “Bonus” columns, as applicable, of the Summary Compensation Table for fiscal 2023 on page 46.

(2)A participant’s account under the Executive Deferred Compensation Plan is deemed to be invested in hypothetical investment options selected by the participant from among a menu of non-proprietary mutual funds. The account is credited/debited with gains and/or losses linked to the performance of those hypothetical investment options. The plan does not have investment options that provide for above-market or preferential earnings; accordingly, the amounts provided in this column are not included in column (h) of the Summary Compensation Table for fiscal 2023 on page 46.

(3)Amounts shown include the executive officer’s contributions, withdrawals, and associated hypothetical gains/losses during 2023, as well as deferrals of salary and annual incentives (together with associated hypothetical earnings) from prior years’ participation in the plan. The amounts shown in this column, with the exception of aggregate earnings, have been reported in the “Salary” and “Bonus” columns, as applicable, of the Summary Compensation Table of prior year Company Proxy Statements, if the individuals were listed as NEOs in those prior year periods. The total year prior contributions to the Executive Deferred Compensation Plan are as noted in the table below.

Name	Amount Previously Reported ($)
J. Patrick Mackin	—
D. Ashley Lee	366,930
Lance A. Berry	—
Amy D. Horton	—
Jean F. Holloway	1,241,442
John E. Davis	383,114

Investment Options Provided and Associated Return Rates
Investment Option	Annual Return for FY 2023
Equity Income Division	11.22
LargeCap S&P 500 Index Division	25.97
LargeCap Growth I Division	40.34
American Century VP Mid Cap Value Division	6.03
Vanguard VIF Mid Cap Index Division	15.83
Fidelity VIP MidCap Division	14.80
Franklin Small Cap Value VIP Division	12.75
Calvert VP Russell 2000 Small Cap Index Division	16.36
ClearBridge Variable Small Cap Growth Division	8.40
Real Estate Securities Division 13	13.33
American Funds Insurance Series New World Fund Division	16.0

ARTIVION, INC. | 2024 Proxy Statement	56

Investment Options Provided and Associated Return Rates
Investment Option	Annual Return for FY 2023
Principal LifeTime Strategic Income Division	10.79
Principal LifeTime 2020 Division	12.26
Principal LifeTime 2030 Division	15.09
Principal LifeTime 2040 Division	18.27
Principal LifeTime 2050 Division	20.38
Principal LifeTime 2060 Division	20.28
BNY Mellon IP Technology Growth Division	59.0
Fidelity VIP Government Money Market Division	4.80
PIMCO VIT High Yield Division	12.25
PIMCO VIT Total Return Division	5.94
VanEck Global Resources Division	(3.58)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the Named Executive Officers in the event of specified terminations of their employment or upon a change of control of Artivion.

Employment, Separation and Release, and Change of Control Agreements

Employment Agreement with J. Patrick Mackin.

Pursuant to the Mackin Agreement, Mr. Mackin will receive certain compensation upon the termination of his employment, other than termination for cause or voluntary termination without good reason.

The Mackin Agreement has an initial term of three years following the effective date, extended by one day for each day beginning on the second anniversary of the effective date. The Mackin Agreement provides that commencing January 1, 2015, Mr. Mackin is entitled to participate in annual long-term incentive opportunities as determined by the Compensation Committee consistent with those provided to similarly situated Artivion executive officers and in accordance with Artivion’s plans and applicable award agreements. Benefits currently include participation in Artivion’s plan-based awards with other Artivion executive officers for performance stock units, stock options, and restricted stock subject to continued employment and achievement of corporate and Board of Directors objectives set by the Compensation Committee.

The Mackin Agreement provides for an initial target cash bonus of 60% of base salary, a $200,000 signing bonus, a new-hire grant of options to purchase 400,000 shares of Company common stock, and a performance share grant with respect to 250,000 shares of Company common stock, the performance metric thereto having been determined satisfied by the Compensation Committee as of December 31, 2015. In the event Mr. Mackin’s employment is terminated without cause or Mr. Mackin resigns for good reason, he is entitled to a cash severance payment of 1.5x the sum of his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded) paid in regular payroll installments over 18 months plus continued Company medical coverage for the same period. If Mr. Mackin’s employment is terminated without cause, or Mr. Mackin resigns for good reason during the period beginning six months prior to and ending two years following a change of control of the Company, Mr. Mackin is entitled to receive a termination payment, in lieu of the severance described in the prior sentence, of 2.5x the sum of his base salary and annual cash bonus for the year of termination (or the prior year bonus if termination is prior to the date bonuses are awarded), paid in a lump sum. The Mackin Agreement also includes various post-employment prohibitions regarding competing with us, soliciting our employees and customers, and disclosing our confidential information. Under the Mackin Agreement, Mr. Mackin must repay any portion of severance payments he has received from the Company if he fails to comply with certain post-employment protective covenants.

For purposes of the Mackin Agreement, “cause” generally means (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of the executive officer’s employment, (ii) intentional damage of Company assets, (iii) intentional disclosure of Company confidential information contrary to the Company’s policies, (iv) material breach of the executive officer’s obligations under the agreement, (v) intentional engagement by the executive officer in any activity that would constitute a breach of his duty of loyalty or of his assigned duties, (vi) intentional

ARTIVION, INC. | 2024 Proxy Statement	57

breach by the executive officer of any Company policies or procedures, (vii) willful and continued failure by the executive officer to perform his assigned duties, other than as a result of incapacity due to physical or mental illness, (viii) executive officer is prevented from performing certain duties contemplated by the agreement by reason of an agreement with a prior employer, or (ix) willful conduct by the executive officer that is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Mackin Agreement, “good reason” generally means (i) the assignment to the executive officer, without his consent, of any duties materially inconsistent with his position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in the executive officer’s reporting requirements that would cause him to report to an executive officer who is junior in seniority to the executive officer to whom he previously reported, (ii) requiring the executive officer to be based other than within 25 miles of Company headquarters as of the effective date, or (iii) any other action that results in a material diminution in his position, authority, duties, responsibilities, or aggregate base salary and cash bonus.

Change of Control Agreements with Other Named Executive Officers

On November 21, 2016, Artivion entered into change of control agreements with each of Messrs. Lee and Davis and Mses. Horton and Holloway. In August 2022, Artivion entered into new change of control agreements with Mr. Lee, Ms. Horton, Ms. Holloway, and Mr. Davis; however, these new agreements contained only minor, non-substantive revisions to reflect Artivion’s rebranding and reincorporation into Delaware. In December 2023, Artivion entered into a change of control agreement with Mr. Berry. The change of control agreements provide that the Company will pay severance payments if Messrs. Lee, Berry, or Davis or Mses. Horton or Holloway are terminated by the Company without cause or if s/he terminates the employment for good reason during a period extending from six months before to two years after a change of control of Artivion. This is a “double trigger” provision that requires not only a change of control of Artivion but also an adverse employment action.

Terms of the Change of Control Agreements

•The initial term of the agreement for each of Messrs. Lee and Davis and Mess. Horton and Holloway ended December 31, 2022. The initial term of the agreement for Mr. Berry ended December 31, 2023. Each of these agreements, however, will automatically renew at the end of the term and every year thereafter, for an additional one-year term, unless Artivion provides notice at least 30 days prior to the end of the then-current term that the agreement will not be extended.

•The severance payment is an amount equal to 2x for Mr. Lee, 1.5x for each of Ms. Holloway, Mr. Berry, and Mr. Davis, and 1x for Ms. Horton the sum of the executive officer’s base salary as of the date of termination and his or her bonus compensation for the year in which the termination of employment occurs, or if the bonus for that year has not yet been awarded, the most recently awarded bonus compensation. The agreements also provide for 18 months of medical coverage for Messrs. Lee, Berry, and Davis and Ms. Holloway and 12 months of medical coverage for Ms. Horton.

•Change of control, as defined in the agreement, means a change in the ownership of Artivion, a change in the effective control of Artivion, or a change in the ownership of a substantial portion of the assets of Artivion. Specifically, any of the following types of events would constitute a change of control under the agreements:

oAny person, including a syndicate or group, acquires ownership of Artivion stock that, taken together with Artivion stock held by such person or group, constitutes more than 50% of the total voting power of the stock of Artivion;

oAny person, including a syndicate or group, acquires ownership of stock of Artivion possessing 30% or more of the total voting power of Artivion stock;

oA majority of the members of Artivion’s Board of Directors are replaced during any 12-month period by individuals whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of appointment or election; and

oAny person, including a syndicate or group, acquires assets from Artivion that have a total gross fair market value equal to more than 40% of the total gross fair market value of all Artivion assets immediately prior to such acquisition.

ARTIVION, INC. | 2024 Proxy Statement	58

•The agreements are not employment agreements and each respective officer’s employment is “at will.”

We will not be required to make a severance payment in connection with the change of control agreements if we terminate an executive officer’s employment for “cause,” which means:

•An act of fraud, embezzlement, theft, or any other material violation of law that occurs during or in the course of the executive officer’s employment with Artivion;

•Intentional or grossly negligent damage by the executive officer to Artivion assets;

•Intentional or grossly negligent disclosure by the executive officer of Artivion’s confidential information contrary to Artivion policies;

•Material breach of the executive officer’s obligations under the agreement or other agreements with Artivion;

•Engagement by the executive officer in any activity that would constitute a breach of his or her duty of loyalty or of his or her assigned duties;

•Breach by the executive officer of any of Artivion’s policies and procedures;

•The willful and continued failure by the executive officer to perform his or her assigned duties, other than as a result of incapacity due to physical or mental illness; and

•Willful conduct by the executive officer that is demonstrably and materially injurious to Artivion, monetarily or otherwise.

An executive officer may terminate his or her employment for “good reason” in connection with a change of control without forfeiting his or her severance pay if any of the following events occur during the term of the agreement:

•The assignment to the executive officer, without his or her consent, of any duties materially inconsistent with his or her position, authority, duties, or responsibilities, including changes in status, offices, or titles and any change in the executive officer’s reporting requirements that would cause him or her to report to an officer who is junior in seniority to the officer to whom he or she previously reported; or

•Any other action by Artivion or an acquiring company that results in a material diminution in his or her position, authority, duties, responsibilities, or aggregate compensation, excluding for this purpose an isolated, insubstantial, and inadvertent action taken in good faith and which is remedied by Artivion or an acquiring company within 30 days after receipt of notice from the executive officer.

The change of control agreements provide that we will pay any severance payment due in a lump sum not later than 30 days following the date of termination in the event of a termination following a change of control, or 30 days following a change of control in the event of a termination occurring within the six-month period preceding the change of control. We will delay payment of the severance payment until six months after the executive officer’s termination if necessary to prevent him or her from having to pay additional tax under Section 409A of the Code. We will also subject any severance payment to normal payroll tax withholding and compliance with non-compete obligations.

Agreement Not to Solicit or Compete

Messrs. Lee, Berry, and Davis and Mess. Horton and Holloway agree not to solicit any actual or prospective customers of Artivion with whom they have had contact for a competing business or to solicit employees of Artivion to leave Artivion. Messrs. Lee, Berry, and Davis and Mess. Horton and Holloway agree, subject to applicable professional and ethical obligations and other legal requirements, not to join a competing business during the term of the agreement and for a period of one year following the termination of employment. Artivion or an acquiring company is not required to make the severance payment, and the officer is required to repay any portion of the severance payment already received, if he or she solicits customers or employees of Artivion during the term of the agreement and for a period of one year following the termination of employment.

ARTIVION, INC. | 2024 Proxy Statement	59

Termination and Change of Control Payments

The amount of compensation we would be required to pay to each Named Executive Officer under certain termination and change of control scenarios is provided in the tables beginning on page 60. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. The tables provided in this section for all Named Executive Officers assume that the relevant termination or change of control event occurred on December 31, 2023, the last business day of Artivion’s 2023 fiscal year.

ARTIVION, INC. | 2024 Proxy Statement	60

J. Patrick Mackin, Chairman, President, and Chief Executive Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Retirement	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control(8)
Cash Compensation	1,551,738(2)	2,416,439(3)	1,551,738(2)	1,551,738(2)	1,551,738(2)	—	4,027,398(4)
Accelerated Stock Option Exercisability	—	—	—	—	—	2,014,556(5)	2,014,556(5)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	39,405(6)	—	39,405(6)	39,405(6)	—	39,405(6)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	5,502,589(7)	5,502,589(7)
Total	1,551,738	2,455,844	1,551,738	1,591,143	1,591,143	7,517,145	11,583,948

(1)This table assumes that all termination and change of control events occurred on December 31, 2023. See Employment, Separation and Release, and Change of Control Agreements – Employment Agreement with J. Patrick Mackin above at page 56 for a description of the Mackin Agreement.

(2)Amount shown represents the Company-performance component of the 2023 annual incentive plan cash bonus that Mr. Mackin was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5x the sum of Mr. Mackin’s 2023 annual base salary and his entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Code). Mr. Mackin’s estate would receive these severance payments upon his subsequent death.

(4)Amount shown is equal to 2.5x the sum of Mr. Mackin’s 2023 annual base salary and his entire 2022 bonus, as the 2023 bonus had not been determined or distributed as of December 31, 2023. The Mackin Agreement provides for severance payments to be paid in 18 monthly installments, beginning 30 days following the employment termination date (subject to any delay in payment necessary to comply with Section 409A of the Code). This scenario assumes that following the change of control, Mr. Mackin terminated his employment for good reason, or we terminated his employment without cause. Mr. Mackin would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(5)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(6)Under the terms of the Mackin Agreement, if Mr. Mackin terminates his employment for good reason, we terminate his employment without cause, or he dies or becomes disabled, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2023.

(7) The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88, and the 2019 LTIP performance period 3 performance stock units and the 2023 performance stock units are assumed to have been earned at target level.

(8)Under the terms of the Mackin Agreement, amounts shown that are otherwise payable to Mr. Mackin would be reduced if and to the extent that doing so would cause payments that are contingent on a change of control to not be subject to the excise tax under Section 4999 of the Code and thereby produce a greater net after-tax amount to him.

ARTIVION, INC. | 2024 Proxy Statement	61

D. Ashley Lee, Executive Vice President, Chief Financial Officer, and Chief Operating Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	594,103(2)	594,103(2)	594,103(2)	594,103(2)	594,103(2)	—	1,629,622(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	643,646(4)	643,646(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	36,738(5)	—	36,738(5)	36,738(5)	—	36,738(5)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	1,519,174(6)	1,519,174(6)
Total	594,103	630,841	594,103	630,841	630,841	2,162,820	3,829,180

(1)This table assumes that all termination and change of control events occurred on December 31, 2023. Mr. Lee’s rights under his change of control agreement expired upon his retirement from the Company on December 31, 2023, thus as of the filing date of this Proxy Statement, Mr. Lee has no rights under his prior change of control agreement, and no amounts would be owed to Mr. Lee upon a change of control.

(2)Amount shown represents the Company-performance components of the 2023 annual incentive plan cash bonus that Mr. Lee was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 2x the sum of Mr. Lee’s 2023 annual base salary and his entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. This amount assumes that following a change of control, Mr. Lee terminated his employment for good reason or we terminated his employment without cause. Mr. Lee would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Mr. Lee’s change of control agreement, upon a change of control event, if Mr. Lee terminates his employment for good reason or we terminate his employment without cause, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2023.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88, and the 2019 LTIP performance period 3 performance stock units and the 2023 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2024 Proxy Statement	62

Lance A. Berry, Executive Vice President, Chief Financial Officer, and Chief Operating Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	—(2)	—(2)	—(2)	—(2)	—(2)	—	750,000(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	4,682(4)	4,682(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	42,625(5)	—	42,625(5)	42,625(5)	—	42,625(5)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	752,104(6)	752,104(6)
Total	—	42,625	—	42,625	42,625	756,786	1,549,411

(1)This table assumes that all termination events occurred on December 31, 2023.

(2)Amount shown represents the Company-performance components of the 2023 annual incentive plan that Mr. Berry was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5x the sum of Mr. Berry’s 2023 annual base salary and his entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. This amount assumes that following a change of control, Mr. Berry terminated his employment for good reason, or we terminated his employment without cause. Mr. Berry would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise price of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Mr. Berry’s change of control agreement, upon a change of control event, if Mr. Berry terminates his employment for good reason or we terminate his employment without cause, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of January 1, 2024, because given his December start date, Mr. Barry was not eligible for health benefits in 2023.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88.

ARTIVION, INC. | 2024 Proxy Statement	63

Amy D. Horton, Vice President, Chief Accounting Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	263,478(2)	263,478(2)	263,478(2)	263,478(2)	263,478(2)	—	471,141(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	194,335(4)	194,335(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	24,304(5)	—	24,304(5)	24,304(5)	—	24,304(5)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	918,370(6)	918,370(6)
Total	263,478	287,782	263,478	287,782	287,782	1,112,705	1,608,150

(1)This table assumes that all termination events occurred on December 31, 2023.

(2)Amount shown represents the Company-performance components of the 2023 annual incentive plan that Ms. Horton was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1x the sum of Ms. Horton’s 2023 annual base salary and her entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. This amount assumes that following a change of control, Ms. Horton terminated her employment for good reason, or we terminated her employment without cause. Ms. Horton would also receive the amount shown if we terminated her employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Ms. Horton’s change of control agreement, upon a change of control event, if Ms. Horton terminates her employment for good reason or we terminate her employment without cause, we would continue to provide her and her family with health benefits coverage, at our expense, for up to 12 months (or until she is provided comparable benefits by another employer). Amount shown represents the value of 12 months of coverage under our health plans, using costs in effect as of December 31, 2023.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88, and the 2019 LTIP performance period 3 performance stock units and the 2023 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2024 Proxy Statement	64

Jean F. Holloway, Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	411,245(2)	411,245(2)	411,245(2)	411,245(2)	411,245(2)	—	948,843(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	402,099(4)	402,099(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	27,512(5)	—	27,512(5)	27,512(5)	—	27,512(5)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	1,119,592(6)	1,119,592(6)
Total	411,245	438,757	411,245	438,757	438,757	1,521,691	2,498,046

(1)This table assumes that all termination events occurred on December 31, 2023.

(2)Amount shown represents the Company-performance components of the 2023 annual incentive plan that Ms. Holloway was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5x the sum of Ms. Holloway’s 2023 annual base salary and her entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. This amount assumes that following a change of control, Ms. Holloway terminated her employment for good reason, or we terminated her employment without cause. Ms. Holloway would also receive the amount shown if we terminated her employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Ms. Holloway’s change of control agreement, upon a change of control event, if Ms. Holloway terminates her employment for good reason or we terminate her employment without cause, we would continue to provide her and her family with health benefits coverage, at our expense, for up to 18 months (or until she is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2023.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88, and the 2019 LTIP performance period 3 performance stock units and the 2023 performance stock units are assumed to have been earned at target level.

ARTIVION, INC. | 2024 Proxy Statement	65

John E. Davis, Senior Vice President, Chief Commercial Officer(1)

Executive Officer Benefits and Payments Upon Termination ($)
	Voluntary Termination	Good Reason or Involuntary Not for Cause Termination	For Cause Termination	Death	Disability	Change of Control Without Regard to Termination	Certain Termination Events Following/ Preceding a Change of Control
Cash Compensation	391,207(2)	391,207(2)	391,207(2)	391,207(2)	391,207(2)	—	904,144(3)
Accelerated Stock Option Exercisability	—	—	—	—	—	387,752(4)	387,752(4)
Accrued Vacation Pay	—	—	—	—	—	—	—
Medical Benefits	—	25,582(5)	—	25,582(5)	25,582(5)	—	25,582(5)
Spread Value of Vested Options	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock and Performance Stock Units	—	—	—	—	—	1,008,039(6)	1,008,039(6)
Total	391,207	416,789	391,207	416,789	416,789	1,395,791	2,325,517

(1)This table assumes that all termination events occurred on December 31, 2023.

(2)Amount shown represents the Company-performance components of the 2023 annual incentive plan that Mr. Davis was entitled to on December 31, 2023. No amount is included for the personal performance component of the annual incentive plan.

(3)Amount shown represents 1.5x the sum of Mr. Davis’s 2023 annual base salary and his entire cash bonus for 2022, as the 2023 bonus had not been determined or distributed as of December 31, 2023. This amount assumes that following a change of control, Mr. Davis terminated his employment for good reason, or we terminated his employment without cause. Mr. Davis would also receive the amount shown if we terminated his employment without cause at any time within the six months prior to the change of control.

(4)The 2020 ECIP provides that the exercisability of outstanding options accelerates upon a change of control. The accelerated options had value on December 31, 2023, to the extent that the exercise prices of the options were lower than the closing price of our common stock on the NYSE on December 29, 2023, of $17.88. The value for each option is calculated as the difference between the exercise price of the option and the closing price of our common stock at the end of the fiscal year, to the extent positive.

(5)Under the terms of Mr. Davis’s change of control agreement, upon a change of control event, if Mr. Davis terminates his employment for good reason or we terminate his employment without cause, we would continue to provide him and his family with health benefits coverage, at our expense, for up to 18 months (or until he is provided comparable benefits by another employer). Amount shown represents the value of 18 months of coverage under our health plans, using costs in effect as of December 31, 2023.

(6)The 2020 ECIP provides that all unvested shares of restricted stock and performance stock units become fully vested upon a change of control. The accelerated restricted stock and performance stock units are valued at the closing price of our common stock on the NYSE on December 29, 2023, of $17.88, and the 2019 LTIP performance period 3 performance stock units and the 2023 performance stock units are assumed to have been earned at target level.

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Compensation Risk Assessment

The Compensation Committee has determined that our compensation policies and practices for our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on us because the potential for unacceptable risks that may be encouraged, directly or indirectly, through a compensation method is mitigated through policy or practice, the Company’s training programs, the Company’s internal controls, or external factors such as risk of civil or criminal prosecution, which are made known to employees through training.

Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2023, with respect to shares of Artivion common stock that may be issued under existing equity compensation plans.

Securities Authorized for Issuance Under All Equity Compensation Plans(1)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, PSUs, and RSUs(2)	Weighted Average Exercise Price of Outstanding Options, PSUs, and RSUs(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,223,912	$18.16	4,107,413
Equity compensation plans not approved by stockholders	—	—	—
Total	3,223,912	$18.16	4,107,413

(1)Plans include the 2020 ECIP and the Employee Stock Purchase Plan (“ESPP”). As of December 31, 2023, 3,281,079 shares remain available for grant in the 2020 ECIP and 826,334 shares remain available for grant in the ESPP.

(2)Amounts in column (a) include 1,877,980 Stock Options, 878,679 RSUs, and 467,253 PSUs (including shares whose performance period has not concluded, which are calculated at maximum payout which is 201,650 shares above target). The amounts in column (a) do not include 155,767 Restricted Stock Awards (RSAs) that were unvested and outstanding as of December 31, 2023.

(3)Amounts in column (b) only reflect outstanding Stock Options.

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OTHER INFORMATION

CEO Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Mackin.

	PEO ($)	Median Employee(1) ($)
Total Compensation(2)	3,176,413	60,317
PEO to Median Employee Pay Ratio	52.7 : 1

(1)Median employee was determined among all persons employed by Artivion or any of its subsidiaries as of December 31, 2023. Base salary, commission payments, cash bonus, and equity awards were considered when determining the median employee. All 2023 compensation not paid in U.S. dollars was converted to U.S. dollars using the exchange rate as of December 31, 2023. All equity was recorded at grant date fair value. Base salary was annualized for those employees that were not employed for the full year of 2023.

(2)Total Compensation includes all components recorded in the Summary Compensation Table. Mr. Mackin’s Total Compensation does not include the portion of the 2023 annual equity grant that was accelerated to November 2022. Mr. Mackin’s Total Compensation, inclusive of the 2023 accelerated annual equity grant was $5,756,417, which results in a PEO to Median Employee Pay Ratio of 95.4:1.

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Pay Versus Performance Disclosure

The following table sets forth a comparison of compensation reported in the Summary Compensation Table to compensation actually paid to our Principal Executive Officer (PEO) and other Named Executive Officers (NEOs) as well as information on our Company performance. As discussed earlier, summary compensation totals for the PEO and the average non-PEO NEO for the years 2021 and 2022 have been adjusted (i) to exclude Stock Award values reflecting grants made during 2019 that were previously disclosed in the 2020 proxy filing or (ii) to otherwise correct discrepancies between values reported in the Summary Compensation Table and values reported in the Grants of Plan-Based Awards table in the 2022 and 2023 proxy filings. These adjustments had no impact on the Compensation Actually Paid values for either the PEO or average non-PEO NEO in either of those years.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of initial fixed $100 Investment based on:		Net Income/ (Loss) ($mm)	AORT Revenue Growth ($mm)
					AORT Total Shareholder Return	Index Total Shareholder Return
	(a)	(a)	(b)	(b)	(c)	(c)		(d)
2023	$3,176,413	$7,225,878	$1,204,664	$1,835,407	$66	$124	($37)	12%
2022	$7,216,340	$4,718,496	$1,796,100	$1,352,869	$45	$114	($19)	9%
2021	$4,628,566	$3,712,538	$1,286,725	$1,108,935	$75	$140	($15)	16%
2020	$3,415,458	$327,652	$977,089	$454,642	$87	$118	($17)	-8%

(a)Mr. Mackin served as our only PEO for each year.

(b)Our Non-PEO NEOs in 2023 were Messrs. Lee, Berry, Davis and Mses. Horton and Holloway. Our Non-PEO NEOs in 2022 and 2021 were Messrs. Lee, Davis, Stanton and Ms. Holloway. Our Non-PEO NEOs in 2020 were Messrs. Lee, Davis, Simpson, and Ms. Holloway.

(c)Shareholder returns reflect $100 invested as of market close on December 31, 2019, the final trading day of fiscal 2019; Index Shareholder Return reflects S&P Health Care Equipment Index.

(d)Company selected measure of revenue growth is non-GAAP (constant currency) as reported in annual earnings release. See page 10 of Form 8-K filed February 15, 2024 for reconciliation. As discussed in Compensation Discussion and Analysis, revenue growth as calculated in incentive plans may reflect additional adjustments to either the baseline (prior year revenue) or current year results.

The following table sets forth a reconciliation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid (“CAP”) to our PEO and for the average paid to our Non-PEO NEOs for the years ended December 31, 2020, 2021, 2022, and 2023. As discussed earlier, summary compensation totals for the PEO and the average non-PEO NEO for the years 2021 and 2022 have been adjusted (i) to exclude Stock Award values reflecting grants made during 2019 that were previously disclosed in the 2020 proxy filing or (ii) to otherwise correct discrepancies between values reported in the Summary Compensation Table and values reported in the Grants of Plan-Based Awards table in the 2022 and 2023 proxy filings. These adjustments had no impact on the Compensation Actually Paid values for either the PEO or average non-PEO NEO in either of those years.

			Equity Addition to SCT Total
Year	SCT Total	Less Sum of Stock and Option Award Values from SCT	Value of Current Year Equity Awards at 12/31	Change in Value of Unvested Prior Year Awards at 12/31	Change in Value of Prior Year Awards That Vested In Current Year	Total Equity Addition/ Deduction to SCT Total	Total Compensation Actually Paid
		(e)	(f)	(g)	(h)		(i)
2023	$3,176,413	($801,938)	$1,771,014	$2,775,817	$304,572	$4,049,465	$7,225,878
2022	$7,216,340	($5,587,257)	$4,689,996	($1,385,504)	($215,079)	($2,497,844)	$4,718,496
2021	$4,628,566	($2,977,494)	$2,402,215	($495,663)	$154,913	($916,028)	$3,712,538
2020	$3,415,458	($2,323,534)	$1,931,021	($2,326,940)	($368,352)	($3,087,805)	$327,652

The following table sets forth a reconciliation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid (“CAP”) for the average paid to our Non-PEO NEOs for the years ended December 31, 2020, 2021, 2022, and 2023. As discussed earlier, summary compensation totals for the PEO and the average non-PEO NEO for the years 2021 and 2022 have been adjusted (i) to exclude Stock Award values reflecting grants made during 2019 that were previously disclosed in

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the 2020 proxy filing or (ii) to otherwise correct discrepancies between values reported in the Summary Compensation Table and values reported in the Grants of Plan-Based Awards table in the 2022 and 2023 proxy filings. These adjustments had no impact on the Compensation Actually Paid values for either the PEO or average non-PEO NEO in either of those years.

			Equity Addition to SCT Total
Year	SCT Total	Less Sum of Stock and Option Award Values from SCT	Value of Current Year Equity Awards at 12/31	Change in Value of Unvested Prior Year Awards at 12/31	Change in Value of Prior Year Awards That Vested In Current Year	Total Equity Addition/ Deduction to SCT Total	Total Compensation Actually Paid
		(e)	(f)	(g)	(h)		(i)
2023	$1,204,664	($498,431)	$639,679	$443,711	$45,783	$630,742	$1,835,407
2022	$1,796,100	($1,124,197)	$955,981	($239,756)	($35,259)	($443,231)	$1,352,869
2021	$1,286,725	($640,635)	$508,720	($72,575)	$26,701	($177,790)	$1,108,935
2020	$977,089	($499,129)	$420,985	($371,199)	($73,105)	($522,447)	$454,642

(f)Represents the grant date fair value of equity-based awards made during the fiscal year as reported in the Summary Compensation Table.

(f)Represents the year-end fair value of equity awards that were made during the fiscal year and remained unvested as of year-end.

(g)Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of each fiscal year-end.

(h)Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year.

(i)Equal to summary compensation total plus/minus any adjustments related to equity award values as reflected in this table.

Relationships Between Compensation Actually Paid (CAP) and TSR, Net Income, and Revenue Growth

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The Company grants Performance Share Units (PSUs) to executive officers annually. Shares are earned as determined by performance results for the year of grant. Earned shares vest 50% once performance results are certified, and 25% each on the 2nd and 3rd anniversaries of the grant date. Earned PSUs as a percentage of target for each grant that either vested during 2023 or was still outstanding as of year-end 2023 are shown in table below.

GRANT	EARNED
2020	100.0%
2021	109.9%
2022	88.5%
2023	148.6%

The Company granted performance-contingent shares under its LTIP during 2019. The first 60% of the 2019 LTIP grant was to be earned on the basis of revenue growth achieved during 2019-2021 period. This entire tranche of the 2019 LTIP grant was forfeited due to results achieved. The final 20% of the 2019 LTIP grant was earned on the basis of constant currency revenue growth achieved during 2023. As discussed in the Compensation Discussion and Analysis in this Proxy Statement, the earned award for this tranche was above target and vested in early 2024.

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The Company also granted performance-contingent shares under its LTIP during 2021, 2022 and 2023. Each grant was earned on the basis of performance results for the year of grant. Earned shares vested early in the year following grant.

Earned LTIP shares as a percentage of target are shown in the table below.

GRANT	PERIOD	EARNED
2019	2019-2021	0%
2019	2022	136%*
2019	2023	212.5%**
2021	2021	118%
2022	2022	140%
2023	2023	200%

* PEO at 108% of target

** PEO at 141.7% of target

The Company grants time-based restricted share unit (RSU) awards to executive officers annually and also at time of hire, promotion, or for retention purposes for certain officers.

The Company made grants of stock option awards to executive officers annually through 2023 (2023 grants were made in November of 2022). Stock option grants vest pro-rata over the first three anniversaries of grant and expire on the seventh anniversary of grant.

Fair values at time of grant, at year-end 2022 and 2023, and on vesting dates for awards that vested during 2023 were all determined using the Black-Scholes model. The table below summarizes the option fair values and related assumptions used to calculate Compensation Actually Paid for fiscal year 2023.

Valuation Purpose for PVP	AORT Stock Price	AORT Option Exercise Price	Expected Term (years)	Stock Price Volatility	Risk-free Rate	Option Fair Value
Year-end 2022	$12.12	$11.03 - $26.24	2.14 – 4.86	40%	4.01% - 4.38%	$0.58 - $5.29
2023 Vesting	$13.39 - $13.96	$11.03 - $26.24	2.00 – 3.36	45%	4.40% - 4.62%	$1.24 - $6.21
Year-end 2023	$17.88	$11.03 - $24.90	2.13 – 4.93	45%	3.85% - 4.20%	$3.11 - $9.89

Most Important Financial Measures Related to 2023 Officer Compensation

As discussed in the Compensation Discussion and Analysis, the annual short-term incentive plan used revenue growth (constant currency) as the primary financial measure for 2023. Annual PSUs granted during 2023 were earned based on revenue growth (constant currency) and adjusted EBITDA. LTIP shares earned during 2023 were based on revenue growth (constant currency) and, with respect to the 2019 LTIP grants, gross margin.

Key Financial Measures
Revenue Growth (constant currency)
Adjusted EBITDA
Gross Margin

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CERTAIN BENEFICIAL OWNERSHIP

The name and business address of each person or entity who beneficially owned more than 5% of the outstanding shares of common stock of Artivion on March 18, 2024, based on information available to us, together with the number of shares owned and the percentage of outstanding shares that ownership represents, is set forth in the following table. The table also shows information concerning beneficial ownership by the Named Executive Officers and by all current non-employee directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after March 18, 2024, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. To Artivion’s knowledge, none of the shares shown in the table below is subject to a pledge or similar arrangement.

The beneficial ownership percentages set forth in the table below are based on 41,709,778 shares of common stock issued and outstanding as of March 18, 2024.

Beneficial Owner	Number of Shares of Artivion Common Stock Beneficially Owned (#)	Percentage of Outstanding Shares of Artivion Common Stock (%)
J. Patrick Mackin	1,161,294(1)	2.8
D. Ashley Lee	509,637(2)	1.2
Lance A. Berry	79,064(3)	*
Amy D. Horton	195,214(4)	*
Jean F. Holloway	262,919(5)	*
John E. Davis	247,021(6)	*
Thomas F. Ackerman	137,282	*
Daniel J. Bevevino	137,447	*
Marna P. Borgstrom	36,474	*
James W. Bullock	56,033	*
Jeffrey H. Burbank	41,182	*
Elizabeth A. Hoff	18,775	*
Jon W. Salveson	117,226	*
Anthony B. Semedo	37,579	*
Blackrock, Inc.	6,844,308(7)	16.4
Macquarie Group Limited	2,873,431(8)	6.9
The Vanguard Group, Inc.	2,630,873(9)	6.3
Wellington Management Group, LLP	2,459,646(10)	5.9
Perceptive Advisors LLC	2,383,978(11)	5.7
Morgan Stanley	2,375,713(12)	5.7
Juniper Investment Company, LLC	2,098,164(13)	5.0
All current directors, Named Executive Officers, and other executive officers as a group (20 persons)(14)	3,376,464(15)	8.1

*Ownership represents less than 1% of outstanding Artivion common stock.

(1) Amount includes 495,115 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 253,582 shares of unvested restricted stock subject to forfeiture which Mr. Mackin holds as of March 18, 2024. This amount does not include 39,859 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

(2)Amount includes 129,986 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 5,000 shares held by Mr. Lee’s spouse and 17,560 held in Mr. Lee’s trust. This amount also includes 48,155 shares of unvested restricted stock subject to forfeiture which Mr. Lee holds as of March 18, 2024. This amount does not include 13,729 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

(3) This amount includes 79,064 shares of unvested restricted stock subject to forfeiture that Mr. Berry holds as of March 18, 2024.

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(4) Amount includes 59,491 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 44,705 shares of unvested restricted stock subject to forfeiture that Ms. Horton holds as of March 18, 2024. This amount does not include 4,266 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

(5) Amount includes 101,566 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 50,816 shares of unvested restricted stock subject to forfeiture that Ms. Holloway holds as of March 18, 2024. This amount does not include 8,358 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

(6) Amount includes 89,607 options that are either presently exercisable or will become exercisable within 60 days after March 18, 2024. This amount also includes 50,660 shares of unvested restricted stock subject to forfeiture that Mr. Davis holds as of March 18, 2024. This amount does not include 8,276 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

(7) Information based on Schedule 13G filed on January 22, 2024 by BlackRock, Inc. (“BlackRock”). Per this schedule, BlackRock has the sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for BlackRock is BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

(8)Information based on Schedule 13G filed on February 14, 2024 by Macquarie Group Limited (“Macquarie”). Per this schedule, Macquarie has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Macquarie is Macquarie Group Limited, 50 Martin Place, Sydney, New South Wales, Australia.

(9) Information based on Schedule 13G filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”). Per this schedule, Vanguard has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Vanguard is The Vanguard Group, Inc., 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

(10)Information based on Schedule 13G filed on February 8, 2024 by Wellington Management Group, LLP (“Wellington”). Per this schedule, Wellington has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(11)Information based on Schedule 13G filed on March 11, 2024 by Perceptive Advisors LLC (“Perceptive Advisors”). Per this schedule, Perceptive Advisors has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Perceptive Advisors is 51 Astor Place, 10th Floor, New York, New York 10003.

(12)Information based on Schedule 13G filed on February 12, 2024 by Morgan Stanley. Per this schedule, Morgan Stanley has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Morgan Stanley is 1585 Broadway New York, New York 10036.

(13) Information based on Schedule 13F filed on February 14, 2024 by Juniper Investment Company, LLC (“Juniper”). Per Schedule 13D filed on September 26, 2022, Juniper has the power to vote, or to direct the vote of, and power to dispose, or to direct the disposition of, these shares of Artivion common stock. The address for Juniper is 555 Madison Avenue, 24th Floor, New York, New York, 10022.

(14)The business address for all Artivion non-employee directors and employees is: c/o Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

(15) Amount includes: 982,667 options that are presently exercisable or will become exercisable within 60 days after March 18, 2024; 22,560 shares held of record by the spouses or trusts of executive officers and directors; and 755,730 shares of unvested restricted common stock subject to forfeiture that all current directors, NEOs, and other executive officers hold as a group as of March 18, 2024. This amount does not include 97,758 shares earned under 2022 and 2023 performance stock unit awards that had not vested as of March 18, 2024, and that will not vest within 60 days thereafter.

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PROPOSAL THREE – RATIFICATION OF THE PRELIMINARY APPROVAL OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee has preliminarily approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the negotiation of fees and other terms for the 2024 engagement. The Board of Directors recommends that the Company’s stockholders ratify the preliminary approval of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to attend the 2024 Annual Meeting, and representatives of the firm will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

The submission of the preliminary approval of Ernst & Young LLP for ratification by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance, the selection of our independent registered public accounting firm. If the stockholders do not ratify the approval of Ernst & Young LLP, the preliminary selection of such firm as the independent registered public accounting firm for the Company will be reconsidered by the Audit Committee, provided that the Audit Committee retains sole authority with respect to all decisions regarding the engagement of the Company’s independent registered public accounting firm, including the decision as to whether or not the 2024 appointment will stand, regardless of whether the stockholders vote to ratify the approval.

Fees Incurred for Work Performed by the Independent Registered Public Accounting Firm for Fiscal 2023 and Fiscal 2022

The following table presents Ernst & Young LLP’s professional service fees for the audit of the Company’s annual financial statements for fiscal years ending 2023 and 2022, as well as fees for other services rendered during those periods.

	2023	2022
Audit fees(1)	$2,409,952	$2,135,896
Audit-related fees	—	—
Tax fees(2)	—	$154,152
All other fees	—	—
Total	$2,409,952	$2,290,048

(1) Includes work performed for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC.

(2)Includes tax compliance and reporting services.

The Company’s Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to Ernst & Young LLP for these services are compatible with maintaining such firm’s independence.

Audit Committee’s Preapproval Policies and Procedures

The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm’s reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, if any. The Audit Committee annually evaluates the qualifications and performance of the independent registered public accounting firm, including those of its lead partner, and reports on such evaluation to the Board of Directors.

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The Audit Committee preapproves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by federal law and regulations. To date, no services have been approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which provides a limited exception to the requirement that services be approved in advance by the Audit Committee if certain conditions are met.

Required Vote

The votes cast “For” this proposal must constitute a majority of shares present, either in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as an “Against” vote.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF The Preliminary approval of ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL FOUR – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ARTIVION’S CERTIFICATE OF INCORPORATION TO ALLOW FOR OFFICER EXCULPATION AS PROVIDED FOR UNDER DELAWARE LAW

General Information

The Board of Directors has unanimously approved and declared advisable, and recommends that our stockholders adopt, the proposed Amended and Restated Certificate of Incorporation set forth in Appendix B, with proposed changes marked to reflect amended officer exculpation provisions provided for under Delaware law and other minor changes (the “Proposed Amended and Restated Certificate of Incorporation”).

Officer Exculpation Amendment

The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law, effective August 1, 2022, to enable Delaware companies to limit the personal liability of certain of their officers in limited circumstances (the “Section 102(b)(7) Amendment”).

Prior to the Section 102(b)(7) Amendment, Delaware companies were only permitted to exculpate directors from personal liability in limited circumstances. As a result, stockholder plaintiffs employed tactics of bringing certain claims against individual officers when such claims would otherwise be exculpated and dismissed if brought against directors. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and to address rising litigation and insurance costs for companies.

In light of the Section 102(b)(7) Amendment, we propose to amend and restate our Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability, as provided for under Delaware law, similar to the protections currently available for directors of the Company in our current Certificate of Incorporation. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. For these reasons, our Board of Directors has determined that it is in the best interests of the Company and its stockholders to seek to update the exculpation provision.

Description of Other Immaterial Changes

The Proposed Amended and Restated Certificate of Incorporation also reflects certain immaterial changes to streamline and modernize the Certificate of Incorporation. These changes, which do not substantively affect stockholder rights, include (i) the elimination of current Article XIV regarding the incorporator, (ii) the update of provisions regarding the amended and restated nature of the Certificate of Incorporation, and (iii) non-substantive revisions to Article I, Article III, and Article XV.

Language of the Proposed Amended and Restated Certificate of Incorporation

Set forth in Appendix B to this Proxy Statement is a form of the Proposed Amended and Restated Certificate of Incorporation that would be filed with the Secretary of State of the State of Delaware should this proposal be approved by the Company’s stockholders.

Required Vote

The votes cast “For” this proposal must constitute a majority of the outstanding shares of our common stock entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as an “Against” vote.

The Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO ALLOW FOR OFFICER EXCULPATION AS PROVIDED FOR UNDER DELAWARE LAW.

ARTIVION, INC. | 2024 Proxy Statement	77

HOUSEHOLDING

For those stockholders who request paper copies of the Proxy documents and share the same last name and address, they may receive only one copy of our Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you are receiving only one copy of the Annual Report and Proxy Statement and prefer to receive multiple copies, additional copies will be provided to you promptly upon written or oral request. All communications should be directed as indicated on the instructions that were included on the notice mailing or to Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355.

If you are a beneficial owner, you can request additional copies of the Annual Report and Proxy Statement, or you can request householding by notifying your broker, bank, or nominee.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Upon the written request of any record or beneficial owner of common stock of Artivion whose proxy was solicited in connection with the 2024 Annual Meeting, Artivion will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2023. Requests for a copy of such Annual Report on Form 10-K should be addressed to Jean F. Holloway, General Counsel and Corporate Secretary, Artivion, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. Copies of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, may also be obtained without charge through the SEC’s website at www.sec.gov.

In addition, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at https://investors.artivion.com/.

It is important that proxies be voted promptly. Stockholders who do not expect to attend the meeting in person are urged to vote their proxies online, by telephone, or by mail, following the instructions at the beginning of this Proxy Statement.

By Order of the Board of Directors:

J. PATRICK MACKIN Chairman, President, and Chief Executive Officer

Date: April 1, 2024

ARTIVION, INC. | 2024 Proxy Statement	A-1

APPENDIX A – NON-GAAP FINANCIAL MEASURE INFORMATION AND RECONCILIATION

The 2023 annual Cash Bonus and Annual Equity Grant used revenues, adjusted for currency. The 2023 Annual Equity Grant also used achievement of pre-determined levels of adjusted EBITDA. The use of this non-GAAP adjusted performance measure was intended to create a stronger performance incentive by focusing on controllable variables within the core business and to minimize unintended consequences by excluding items that were highly variable or difficult to predict during the goal-setting process.

The table below provides a reconciliation of 2023 net loss under GAAP to 2023 adjusted EBITDA:

2023 Adjusted EBITDA Reconciliation (in Thousands)

2023 Net loss, GAAP	$(30,690)
Business development, integration, and severance expense	29,269
Interest expense, net	24,222
Depreciation and amortization expense	23,076
Stock-based compensation expense	14,422
Income tax expense	9,104
Abandonment of CardioGenesis cardiac laser therapy business	390
Corporate rebranding	355
Litigation	245
FX impact on plan	(268)
Gain on foreign currency revaluation	(2,080)
Gain from sale of non-financial assets	(14,250)
Other, net	23
2023 Adjusted EBITDA, non-GAAP	$53,818

These numbers are intended to be, and should be, evaluated in the context of the full information provided in our Annual Report on Form 10-K, including the financial statements presented in accordance with GAAP, the footnotes thereto, and the accompanying management’s discussion and analysis, as well as in our other filings with the SEC.

The methods used by the Company to calculate this non-GAAP financial measure may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measure presented herein may not be comparable to similar measures provided by other companies.

ARTIVION, INC. | 2024 Proxy Statement	B-1

APPENDIX B – PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARTIVION, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ARTIVION, INC.

(Originally incorporated January 1, 2022 under the name CryoLife, Inc.)

~~I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (“DGCL”), do execute this certificate of incorporation and do hereby certify as follows:~~

Artivion, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1.The name of the corporation is “Artivion, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware, effective as of January 1, 2022, and the amendment to the certificate of incorporation was filed with the Secretary of State of the State of Delaware, effective as of January 18, 2022 (collectively, the “Prior Certificate of Incorporation”).

2.This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted by the Board of Directors and the stockholders of the corporation in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

3.This Certificate of Incorporation restates, integrates, and further amends the provisions of the Prior Certificate of Incorporation of the corporation.

4.The text of the Prior Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Artivion, Inc. ~~The corporation was originally incorporated under the name CryoLife, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware, effective as of January 1, 2022.~~

ARTICLE II
EXISTENCE OF CORPORATION

The corporation shall have perpetual existence.

ARTICLE III
PURPOSE~~S~~

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
GENERAL POWERS

The corporation shall have any and all powers necessary to carry out its business and affairs under the laws of the State of Delaware.

ARTIVION, INC. | 2024 Proxy Statement	B-2

ARTICLE V
CAPITAL STOCK

(a) The total number of shares of capital stock authorized to be issued by the corporation is Eighty Million (80,000,000), and shall be divided into two classes as follows: (a) Seventy Five Million (75,000,000) shares of common stock, each with a par value of One Cent ($0.01) (“Common Stock”), and (b) Five Million (5,000,000) shares of preferred stock, each with a par value of One Cent ($0.01) (“Preferred Stock”).

(b) Common Stock. The powers (including voting powers), if any, preferences and relative, participating, optional, special, and other rights, if any, and the qualifications, limitations, and restrictions, if any, of the Common Stock are as follows:

(i) Dividends. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the corporation (the “Board”) in its discretion shall determine.

(ii) Voting Rights. Except as otherwise provided by or pursuant to the provisions of this certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended or amended and restated, this “Certificate of Incorporation”) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(iii) Liquidation Rights. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of any liquidation, dissolution, or winding up of the corporation, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation, dissolution or winding up of the corporation and the distribution of assets to its stockholders) shall not be deemed to be a liquidation, dissolution, or winding up of the corporation within the meaning of this Section (b)(iii) of Article V.

(c) Preferred Stock. The Board is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences, and relative, participating, optional, special, and other rights, if any, of each series of Preferred Stock and the qualifications, limitations, or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by this Certificate of Incorporation or applicable law, no holder of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers in respect thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, without the separate vote of the holders of the Preferred Stock as a class.

(d) In the election of directors of the corporation, there shall be no cumulative voting of the stock entitled to vote at such election.

ARTICLE VI
AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, and other provisions may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges conferred upon the stockholders, directors, or other persons herein are subject to this reservation.

ARTIVION, INC. | 2024 Proxy Statement	B-3

ARTICLE VII
AMENDMENT OF BYLAWS

In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend, or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered, or repealed by the stockholders.

ARTICLE VIII
INDEMNIFICATION

If it is determined in accordance with Section 145(d) of the DGCL that indemnification of a present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL, then the corporation shall indemnify such person in the manner and to the extent contemplated by Section 145 of the DGCL. The indemnification provided by this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX
LIMITATION OF DIRECTOR AND OFFICER LIABILITY

No director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not eliminate or limit the liability of (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, (d) a director or officer for any transaction from which the director or officer derived any improper personal benefits, or (e) an officer in any action by or in the right of the corporation. If the DGCL is subsequently amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Article IX shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

~~To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment, modification, elimination, nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the corporation under this Article IX in respect of an act or omission occurring prior to the time of such amendment, repeal, elimination or modification.~~

ARTICLE X
STOCKHOLDERS PROHIBITED FROM TAKING
ACTION WITHOUT A MEETING

The stockholders may not take action by consent without a meeting. Any and all action by a stockholder is required to be taken at the annual stockholders meeting or at a special stockholders meeting. This provision applies to Common Stock and all classes of Preferred Stock.

ARTICLE XI
SPECIAL MEETINGS OF STOCKHOLDERS

Special meetings of the stockholders for any purpose may be called at the request in writing of stockholders owning not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting by delivering one or more written demands for the meeting which are signed, dated, and delivered to the Secretary of the corporation and describing the purposes for which the meeting is to be held.

ARTIVION, INC. | 2024 Proxy Statement	B-4

ARTICLE XII
EXCLUSIVE FORUM

(a) Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the corporation to the corporation or the corporation’s stockholders, (3) any civil action to interpret, apply, or enforce any provision of the DGCL, (4) any civil action to interpret, apply, enforce, or determine the validity of the provisions of this Certificate of Incorporation or the Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. The choice of forum provision set forth in this Section (a) of Article XII does not apply to any actions arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the corporation or any director or officer of the corporation.

(c) Failure to enforce the foregoing provisions of this Article XII would cause the corporation irreparable harm and the corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XII and personal jurisdiction and venue in any state or federal court located in the State of Delaware for any action or proceeding set forth in the above clauses 1 to 5 of Section (a) of Article XII and in any applicable federal court for any complaint set forth in Section (b) of Article XII. This Article XII shall not apply to any action asserting claims arising under the Exchange Act.

ARTICLE XIII
REGISTERED OFFICE; REGISTERED AGENT

The address of the corporation’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, City of Dover, County of Kent, State of Delaware 19904. The name of its registered agent at such address is Cogency Global Inc.

ARTICLE XIV
~~INCORPORATOR~~

~~The incorporator of the corporation is Jean F. Holloway, whose mailing address is 1655 Roberts Blvd., NW, Kennesaw, Georgia 30144.~~

ARTICLE XV
NO WRITTEN BALLOT

Unless and except to the extent that the Bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE ~~XVI~~XV
EFFECTIVENESS

This Amended and Restated Certificate of Incorporation shall be effective ~~at~~as of 11:59 p.m. Eastern ~~time~~Time on ~~January 1, 2022~~______________, 2024.

[Remainder of page intentionally blank]

ARTIVION, INC. | 2024 Proxy Statement	B-5

~~The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed on this 29th day of November, 2021.~~

IN WITNESS WHEREOF, Artivion, Inc. has caused this Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of ______________.

ARTIVION, INC.

By: _____________________

ANNUAL MEETING OF STOCKHOLDERS OF

ARTIVION

May 14, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/01609

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930303000000000000 1 051424

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

- ○ Thomas F. Ackerman
- ○ Daniel J. Bevevino
- ○ Marna P. Borgstrom
- ○ James W. Bullock
- ○ Jeffrey H. Burbank
- ○ Elizabeth A. Hoff
- ○ J. Patrick Mackin
- ○ Jon W. Salveson
- ○ Anthony B. Semedo

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

5. In their discretion, upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES, FOR APPROVAL OF THE COMPENSATION PAID TO ARTIVION'S NAMED EXECUTIVE OFFICERS, IN FAVOR OF THE RATIFICATION OF ERNST & YOUNG LLP, AND FOR APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARTIVION. SHOULD A NOMINEE BE UNABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE SELECTED BY THE BOARD OF DIRECTORS.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ARTIVION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 14, 2024

The undersigned stockholder hereby appoints J. PATRICK MACKIN, JEAN F. HOLLOWAY, and JASON P. GRIER, or either of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of ARTIVION, INC. to be held live via the Internet at https://web.lumiconnect.com/295739807 (password: artivion2024) at 9:00 a.m. Eastern Time on May 14, 2024, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 1, 2024, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place, and stead. The undersigned instructs said proxies to vote as indicated below and in their discretion on any other matter that may properly come before the meeting or any adjournment of the meeting.

(Continued and to be signed on the reverse side)

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